SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement      [ ] Confidential. For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Rule 14a-12

                         DUFF & PHELPS CREDIT RATING CO.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
       Common Stock, no par value per share

  (2)  Aggregate number of securities to which transaction applies:
       5,699,826*

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       $100.00

  (4)  Proposed maximum aggregate value of transaction:
       $569,982,600

  (5)  Total fee paid:
       $113,997

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filings,

  (1)  Amount Previously Paid:
       $105,480

  (2)  Form, Schedule or Registration Statement No.:
       Schedule TO

  (3)  Filing Party:
       FSA Acquisition Corp.

  (4)  Date Filed:
       March 15, 2000

*The sum of the number of Shares outstanding that would receive the cash payment in the Merger that is the subject of this Proxy Statement and the aggregate number of outstanding options. The unit price is based on the per share cash payment to be made to the holders of Shares pursuant to the Merger. The aggregate value of the transaction is equal to the sum of (i) the $100 per share price multiplied by the aggregate number of outstanding shares (4,644,121), (ii) the $100 per share price multiplied by the aggregate number of outstanding options. Based upon such value, the fee due upon the filing of this Preliminary Proxy Statement is $113,997, which amount is partially offset by the $105,480 fee previously paid in connection with the filing of the Schedule TO by FSA Acquisition Corp. in connection with the first step of the transaction of which the Merger is a part.

                           PRELIMINARY PROXY STATEMENT

                         Duff & Phelps Credit Rating Co.
                              55 East Monroe Street
                             Chicago, Illinois 60603
                    Tel: (312) 368-3100; Fax: (312) 422-4121

                                                                April [__], 2000

Dear Fellow Stockholder,

         The board of directors of Duff & Phelps Credit Rating Co. ("Duff & Phelps") is pleased to announce that it has approved a merger in which Duff & Phelps and FSA Acquisition Corp. ("Purchaser") will merge, with Duff & Phelps being the surviving corporation (the "Merger"). Under the Merger, each share of Duff & Phelps' outstanding common stock, other than shares owned in Duff & Phelps' treasury or held by Purchaser, Fimalac, Inc., a Delaware corporation, or Fimalac S.A., a societe anonyme organized under the laws of the Republic of France ("Parent"), or shares with respect to which dissenters' rights are properly exercised under Illinois law, will be converted into the right to receive $100.00 in cash.

         The Merger is the second and final step of the acquisition of Duff & Phelps by Parent. The first step was a tender offer by Purchaser, which is a subsidiary of Parent, for the outstanding shares of common stock of Duff & Phelps (the "Shares") at $100.00 per Share in cash. Purchaser acquired approximately [__]% of the Company's outstanding Shares pursuant to the tender offer, which expired at 12:00 midnight, New York City time, on April 11, 2000.

         The board of directors of Duff & Phelps determined that the right to receive $100.00 in cash for each share of Duff & Phelps common stock is fair to, and in the best interests of, Duff & Phelps stockholders. The board of directors of Duff & Phelps has unanimously recommended that stockholders vote in favor of the Merger.

         You are cordially invited to attend a special meeting of Duff & Phelps stockholders to vote on the approval of the Merger ("Special Meeting"). If approved, this transaction will provide for a sale of Duff & Phelps at a price of $100.00 per Share.

         The affirmative vote of holders of a majority of outstanding Shares entitled to vote will be necessary to approve the Agreement and Plan of Merger, as amended (the "Merger Agreement"). The Merger Agreement is described more fully in the accompanying proxy statement. As a result of the consummation of Purchaser's tender offer, Purchaser owns and has the right to vote a sufficient number of Shares such that approval of the Merger Agreement at the Special Meeting is assured without the affirmative vote of any other stockholder.

         The date, time and place for the Special Meeting is:
         May [__], 2000
         10:00 a.m., local time
         [Location]

         Whether or not you plan to attend the Special Meeting, please take the time to vote on the proposal submitted by completing and mailing the enclosed proxy card to us. Please sign, date and mail your proxy card indicating how you wish to vote. If you fail to return your proxy card, the effect will be a vote "AGAINST" the Merger. If you return your proxy card but fail to indicate your vote, your shares will be voted "FOR" the Merger.

         The enclosed Proxy Statement provides you with detailed information about the Merger. In addition, you may obtain information about Duff & Phelps from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

                                      Sincerely,


                                      [Paul J. McCarthy]
                                      [Chairman and Chief Executive Officer]


The Merger has not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities regulators nor has the SEC or any state securities regulator passed upon the fairness or merits of the Merger or upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is unlawful.

This Proxy Statement is dated April [__], 2000, and is first being mailed to stockholders on or about April [__], 2000.

                         Duff & Phelps Credit Rating Co.
                              55 East Monroe Street
                             Chicago, Illinois 60603

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY [__], 2000

To the Stockholders of Duff & Phelps Credit Rating Co.:

         NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of stockholders of Duff & Phelps Credit Rating Co. (the "Company") will be held on May [__], 2000 at [10:00 a.m.] local time, at [__], for the following purposes:

         1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 6, 2000, as amended by Amendment No. 1 dated as of April [__], 2000 ("Merger Agreement") (copies of which are attached as Annex A to the accompanying Proxy Statement) providing for the merger of FSA Acquisition Corp., a Delaware corporation and an indirect substantially wholly owned subsidiary of Fimalac S.A., a societe anonyme organized under the laws of the Republic of France, with and into the Company.

         2. To consider and act upon any other business that may be properly brought before the Special Meeting or any adjournment or postponement thereof.

         The board of directors of the Company has fixed the close of the business on April [__], 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment(s) and postponement(s) of the Special Meeting. A complete list of the stockholders entitled to vote at the Special Meeting or any adjournments or postponements of the Special Meeting will be available at and during the Special Meeting.

         You have the unconditional right to revoke your proxy at any time prior to its use at the Special Meeting by:

o        attending the Special Meeting and voting in person,
o delivering to Duff & Phelps prior to the vote at the Special Meeting a duly executed proxy with a later date than your original proxy, or
o        giving written notice of revocation to Duff & Phelps addressed to [Ms.
         Marie Becker, Secretary,] Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603 prior to the vote at the Special Meeting.

         Stockholders of the Company will be entitled to assert dissenters' rights under Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended, which are attached as Annex B to the accompanying Proxy Statement. In order to assert such rights, a stockholder is required to adhere strictly to certain statutory requirements. Stockholders intending to exercise their dissenters' rights must deliver to the Company, before the taking of the vote at the special meeting, a written demand for payment for his or her outstanding shares of common stock of the Company if the merger is consummated and may not vote in favor of the merger. You are urged to review Annex B in its entirety.

         Whether or not you expect to attend the Special Meeting in person, please complete, sign, date and return the accompanying proxy card without delay in the enclosed postage prepaid envelope. The proxy is revocable and will not be used if you are present and vote in person. If you receive more than one proxy card because you own shares registered in different names, or at different addresses, please sign and return each proxy card.

         If you return a proxy without specifying a choice on the proxy, the proxy will be voted "FOR" the Merger Agreement.

         Additional information regarding the Special Meeting is in the attached Proxy Statement.

                                           By order of the board of directors,

                                           [Marie Becker]
                                           [Secretary]

Chicago, Illinois
Dated: April [__], 2000

                                    IMPORTANT

         Please do not send your certificates of shares of common stock of Duff & Phelps at this time. If the Merger is approved at the Special Meeting, you will be sent instructions regarding the surrender of your stock certificates and how to receive payment for your shares.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY TERM SHEET.............................................................8

THE PARTIES...................................................................12

THE SPECIAL MEETING...........................................................13
         Place, Date and Time.................................................13
         Purpose of the Special Meeting.......................................13
         Matters to be Considered at the Meeting; Effect of Approval
           of the Merger Agreement............................................13
         Record Date; Voting at the Meeting...................................14
         Vote Required........................................................14
         Approval Assured.....................................................14
         Solicitation; Revocation and Use of Proxies..........................15
         Procedures for Exchange of Certificates..............................15

SPECIAL FACTORS...............................................................16

BACKGROUND OF THE MERGER......................................................16

REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE BOARD OF
         DIRECTORS............................................................21

THE BOARD'S RECOMMENDATION....................................................23

OPINION OF P.J. SOLOMON.......................................................23

CERTAIN EFFECTS OF THE MERGER.................................................25

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.................................25

THE MERGER AGREEMENT..........................................................26
         Company Stock Options................................................27
         Effective Time.......................................................27
         Representations and Warranties.......................................27
         No Solicitation of Transactions......................................28
         Directors and Officers of the Company Following the Merger...........30
         Indemnification......................................................31
         Conditions to Consummation of the Merger.............................32
         Termination..........................................................32
         Fees and Expenses....................................................34

OTHER MATTERS.................................................................34

                                                                            Page
                                                                            ----
         Conduct of the Business of the Company After the Merger..............34
         Regulatory Matters...................................................35
         Dissenters' Rights...................................................36
         Financing............................................................37
         Expenses of the Transaction..........................................38

INTERESTS OF CERTAIN PERSONS IN THE MERGER....................................38

FEES PAYABLE TO P.J. SOLOMON..................................................39

DIRECTORS AND OFFICERS........................................................39

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.........40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................41

STOCKHOLDER PROPOSALS.........................................................42

TRANSACTIONS BETWEEN PARENT AND THE COMPANY...................................42

ACCOUNTING TREATMENT..........................................................42

WHERE YOU CAN FIND MORE INFORMATION...........................................42

                               SUMMARY TERM SHEET

         A special meeting of the stockholders of Duff & Phelps Credit Rating Co. is being called at which the stockholders will consider and vote on the merger of FSA Acquisition Corp., which owns approximately [___]% of the outstanding shares of Duff & Phelps Credit Rating Co., with and into Duff & Phelps Credit Rating Co. The following are some of the questions that you, as a stockholder of Duff & Phelps Credit Rating Co., may have and the answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this summary term sheet is not complete. Additional important information is contained in the remainder of this proxy statement.

WHEN AND WHERE IS THE SPECIAL MEETING?  WHAT IS THE PURPOSE OF THE SPECIAL
MEETING?

         The special meeting of stockholders of Duff & Phelps Credit Rating Co. is being held on May [__], 2000, at [________] for the purpose of considering and voting to approve the merger of FSA Acquisition Corp. with and into Duff & Phelps Credit Rating Co., following which FSA Acquisition Corp. will cease to exist and Duff & Phelps Credit Rating Co. will be the surviving corporate entity. See "THE SPECIAL MEETING".

WHAT IS THE HISTORY OF THE MERGER?

         The merger is the second and final step of the acquisition of Duff & Phelps Credit Rating Co. by Fimalac S.A., a French societe anonyme, acting through its indirect substantially wholly owned subsidiary, FSA Acquisition Corp. The first step was a tender offer commenced by FSA Acquisition Corp. on March 15, 2000 for all of the outstanding shares of common stock of Duff & Phelps Credit Rating Co.. The tender offer expired at midnight, New York City time, on April 11, 2000, and FSA Acquisition Corp. acquired in the tender offer approximately [___]% of the outstanding shares of Duff & Phelps Credit Rating Co. Following the consummation of the merger, Duff & Phelps Credit Rating Co. will be an indirect substantially wholly owned subsidiary of Fimalac S.A. See "BACKGROUND OF THE MERGER".

WHO ARE FSA ACQUISITION CORP. AND FIMALAC S.A.?

         FSA Acquisition Corp. is a Delaware corporation that has carried on no business other than in connection with its recent tender offer to purchase all of the outstanding shares of common stock of Duff & Phelps Credit Rating Co. FSA Acquisition Corp. is indirectly substantially wholly owned by Fimalac S.A., a French societe anonyme. See "THE PARTIES".

WHAT WILL HAPPEN TO MY SHARES UPON THE MERGER?

         Upon the proposed merger of FSA Acquisition Corp. with and into Duff & Phelps Credit Rating Co., each share of common stock of Duff & Phelps Credit Rating Co. held by you will be converted into the right to receive $100.00, net to you, in cash, and you will cease to have any ownership interest in, or any rights as a stockholder of, Duff & Phelps Credit Rating Co. See "CERTAIN EFFECTS OF THE MERGER".

HOW DO I RECEIVE THE MERGER CONSIDERATION?

         Promptly after the merger becomes effective, Harris Trust Company of New York, the depositary, will send you a letter of transmittal containing instructions for the surrender by you of certificates representing shares. In order to receive the payment to which you are entitled, you must surrender your share certificate(s) together with a duly executed and properly completed letter of transmittal (and any other documents that may be required) as instructed in the letter of transmittal. Do not send your share certificates at this time; wait for instructions from Fimalac S.A. or Harris Trust Company of New York after the merger becomes effective. See "THE SPECIAL MEETING -- Procedures for Exchange of Certificates".

WHAT WILL HAPPEN TO ANY OPTIONS TO PURCHASE SHARES HELD BY ME UPON THE MERGER?

         Any options to purchase shares held by you became immediately exercisable at the time FSA Acquisition Corp. purchased shares pursuant to the tender offer. Any option to purchase shares held by you that has not been exercised by you prior to the date on which the merger becomes effective will be automatically canceled and you will be entitled to receive from Duff & Phelps Credit Rating Co. for each share previously subject to the option an amount in cash, less applicable withholding taxes, equal to any excess of $100.00 over the exercise price of the option. See "THE MERGER AGREEMENT-- Company Stock Options".

ARE THERE ANY CONDITIONS TO THE MERGER?

         Yes. The obligations of each party to effect the merger is subject to the satisfaction or waiver of various conditions at or prior to the time at which the merger becomes effective, including the vote of the stockholders of Duff & Phelps Credit Rating Co. and other customary closing conditions. In addition, FSA Acquisition Corp. is not required to effect the merger if certain representations and warranties made by Duff & Phelps Credit Rating Co. in the merger agreement were not truthful when made. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger".

WHAT DOES THE BOARD OF DIRECTORS OF DUFF & PHELPS CREDIT RATING CO. THINK OF THE MERGER?

         The board of directors of Duff & Phelps Credit Rating Co. has approved the merger agreement, as amended, by unanimous vote of those present and (1) determined that the merger and the merger agreement are advisable, fair to, and in the best interest of, Duff & Phelps Credit Rating Co., (2) approved the merger and the merger agreement and declared their advisability and (3) recommended that its stockholders approve and adopt the merger and the merger agreement. See "THE BOARD'S RECOMMENDATION".

WHAT DID THE BOARD OF DIRECTORS OF DUFF & PHELPS CREDIT RATING CO. CONSIDER IN MAKING ITS RECOMMENDATION?

         In making its recommendation in favor of the merger, the board of directors of Duff & Phelps Credit Rating Co. considered a number of factors, including the consideration to be paid in the merger and the fact the $100.00 per share to be paid to the stockholders of Duff & Phelps Credit Rating Co. is approximately 27% higher than the closing stock price per share on March 6, 2000, the day on which the board of directors of Duff & Phelps Credit Rating Co. approved the sale of Duff & Phelps Credit Rating Co. to FSA Acquisition Corp. The board of directors of Duff & Phelps Credit Rating Co. also considered the opinion of its financial advisor, Peter J. Solomon Company Limited, that the $100.00 per share cash consideration to be paid to the stockholders of Duff & Phelps Credit Rating Co. is fair, from a financial point of view, to the holders. See "REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE BOARD OF DIRECTORS".

HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER?

         The approval of the merger will require the vote of the holders of a majority of the outstanding shares, with holders of shares being entitled to one vote per share held by them on [_______], which is the record vote for the meeting. See "THE SPECIAL MEETING - - Record Date; Voting at the Meeting" and "THE SPECIAL MEETING -- Vote Required".

WILL MY VOTE HAVE ANY EFFECT ON WHETHER THE MERGER IS APPROVED?

         No. FSA Acquisition Corp. owns approximately [___]% of the outstanding shares, and therefore has sufficient voting power to constitute a quorum at the special meeting and to approve all matters to be considered at the special meeting, regardless of the presence or vote of any other stockholder. FSA Acquisition Corp. will vote all shares it owns in favor of the merger. As a result, the merger will be approved and adopted at the special meeting even if no stockholder other than FSA Acquisition Corp. votes in favor of the merger. See "THE SPECIAL MEETING -- Approval Assured".

HOW DO I VOTE IF I WISH TO VOTE?

         If you wish to vote your shares, after you have carefully read this proxy statement, just complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. That way, your shares can be represented at the special meeting. Failure to return a proxy card will have the same effect as a vote "AGAINST" the merger. If you return your proxy card but fail to indicate your vote, the shares represented by the proxy will be voted "FOR" the merger. You or your representative can also vote your shares in person at the special meeting. See "THE SPECIAL MEETING -- Solicitation; Revocation and Use of Proxies".

IF MY SHARES ARE HELD BY A BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

         No. The law does not allow your broker to vote your shares at the special meeting without your direction. You should follow the instructions from your broker on how to vote your shares. Shares that are not voted because you do not instruct your broker are called "broker non-votes," and will have the effect of a vote "AGAINST" the merger. See "THE SPECIAL MEETING -- Vote Required".

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

         You may change your vote at any time before the vote takes place at the special meeting. To do so, you can attend the special meeting and vote in person. Or you can complete a new proxy card or send a written notice stating you would like to revoke your proxy. These should be sent to [Marie Becker, Secretary,] Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603.

WHAT IF I DO NOT AGREE WITH THE MERGER OR THE AMOUNT TO BE PAID
TO ME FOR EACH SHARE?  DO I HAVE THE RIGHT TO DISSENT?

         You are entitled to assert dissenters' rights under Illinois law. In order to assert such rights, you must deliver to Duff & Phelps Credit Rating Co. prior to the time at which the vote is taken at the special meeting a written demand for payment for your shares in the event the merger is consummated, and you may not vote in favor of the merger at the special meeting. Following a demand for payment, Duff & Phelps Credit Rating Co. will provide you with an estimate of the fair value of the shares with supporting documentation and will agree to purchase your shares at the estimated fair value of the shares. If you do not agree with the estimated fair value of the shares, Illinois law provides procedures pursuant to which you may obtain an appraisal of the value of the shares. See "OTHER MATTERS -- Dissenters' Rights".

HOW WILL I BE TAXED ON THE MERGER?

         The receipt of cash for shares in the merger will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local or other tax laws). In general, a stockholder will recognize gain or loss for such purposes equal to the difference between the amount of cash received pursuant to the merger and such stockholder's adjusted tax basis in the shares. The foregoing may not be applicable to a stockholder who acquired shares pursuant to the exercise of employee stock options or certain other stockholders. See "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES".

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE MERGER?

         If you have any questions about the Merger, please call [Marie Becker, Secretary] of Duff & Phelps Credit Rating Co. at (312) 368-3100.

         Throughout this Proxy Statement, the term "Merger" means the merger of FSA Acquisition Corp., a Delaware corporation (the "Purchaser") with and into Duff & Phelps Credit Rating Co., an Illinois corporation (the "Company"), with the Company being the surviving corporation. The term "Merger Agreement" means the Agreement and Plan of Merger among Fimalac S.A., a French societe anonyme, Fimalac, Inc., a Delaware corporation, Purchaser and the Company, dated as of March 6, 2000, as amended by Amendment No. 1 dated as of April [__], 2000, copies of which are attached as Annex A and are hereby incorporated by reference. The term "Offer" means the tender offer by Purchaser to purchase all of the outstanding shares of common stock, no par value, of the Company (the "Shares") at a purchase price of $100.00 per Share.

THE PARTIES

Duff & Phelps Credit Rating Co.

         The Company is an Illinois corporation with its principal executive offices located at 55 East Monroe Street, Chicago, Illinois, 60603 where its telephone number is (312) 368- 3100. The Company issues credit ratings on domestic and international corporate bonds, sovereign bonds, preferred stocks, commercial paper, certificates of deposit, structured financings and insurance company claims paying ability, and, to a lesser extent, on municipal securities.

Fimalac S.A.

         Fimalac S.A. (the "Parent") is a societe anonyme organized under the laws of the Republic of France with its principal offices located at 97 rue de Lille, 75007 Paris, France. The telephone number of Parent is (33-1)
47.53.61.75. Parent is a diversified French corporation engaged principally in activities aimed at providing products and services to the business sector. Its principal lines of business are: credit rating services through its Fitch IBCA subsidiaries ("Fitch IBCA"), storage of chemical substances through its subsidiary LBC S.A., assembly and supply of franking machines and office equipment through its subsidiaries SECAP S.A. and ANFA S.A. and the distribution of professional hand tools and garage equipment through its FACOM group. Parent is a public company listed on the Paris Bourse.

FSA Acquisition Corp.

         The Purchaser is a newly incorporated Delaware corporation organized by Parent in connection with the Offer and has not carried on any activities other than in connection with the Offer and the Merger. The principal offices of the Purchaser are located at One State Street Plaza, New York, NY 10004. The telephone number of Purchaser is (212) 908- 0500.

Fimalac, Inc.

         Fimalac, Inc. ("Fimalac-U.S.") is a Delaware corporation with its principal offices located at One State Street Plaza, New York, NY 10004, where its telephone number is (212) 908-0500. Fimalac-U.S. is a holding company through which Parent holds its ownership interest in certain U.S. subsidiaries.

Surviving Corporation

         The Company will be the surviving corporation in the Merger (the "Surviving Corporation"). Pursuant to the Merger Agreement, the directors of Purchaser will be the directors of the Surviving Corporation, and the executive officers of Purchaser will be the executive officers of the Surviving Corporation.

THE SPECIAL MEETING

Place, Date and Time

         A special meeting of the stockholders of the Company will be held on May [__], 2000 at [__], commencing at [10:00 a.m.] local time (the "Special Meeting").

Purpose of the Special Meeting

         This Proxy Statement is being furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the Special Meeting to be held at [__] at 10:00 a.m. local time, and any adjournments and postponements of the Special Meeting. At the Special Meeting, holders of Shares of the Company of record as of the close of business on the Record Date (defined under "The Special Meeting -- Record Date; Shares Entitled to Vote" below) will be eligible to vote upon the recommendation of the board of directors of the Company to approve and adopt the Merger Agreement.

         This Proxy Statement and the accompanying form of proxy are first being mailed on or about [__], 2000, to all stockholders of record as of the Record Date.

Matters to be Considered at the Meeting; Effect of Approval of the Merger Agreement

         At the Special Meeting, holders of Shares of the Company as of the Record Date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement.

         Under Illinois law, a plan of merger must initially be approved by the majority vote of the members of the board of directors of the corporation prior to submission of such plan to such corporation's stockholders. In accordance with Illinois law, the board of directors of the Company has approved the Merger Agreement and has directed that it be submitted to the stockholders for their approval.

         The board of directors of the Company has approved the Merger Agreement and recommends that the stockholders vote "FOR" approval and adoption of the Merger Agreement.

Record Date; Voting at the Meeting

         The board of directors has fixed the close of business on [__], 2000 as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments and postponements of the Special Meeting. On the Record Date, there were [__] Shares outstanding, which Shares were held by approximately [__] holders of record. The Shares are the only authorized and outstanding voting securities of the Company. Each holder of Shares as of the Record Date is entitled to cast one
(1) vote per Share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the stockholders at the Special Meeting. Votes at the Special Meeting will be tabulated by an Inspector of Election appointed by the Company.

         The holders of a majority of the outstanding shares of the Company present in person or represented by proxy will constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned from time to time, until a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum at the Special Meeting for the transaction of business.

         The board of directors of the Company has determined that the right to receive $100.00 in cash for each Share (the "Merger Consideration") is fair to, and in the best interests of, stockholders of the Company. However, any holder of record of Shares as of the Record Date who, prior to the vote on the Merger at the Special Meeting, makes a written demand by following the procedures prescribed under Sections 11.65 and 11.70 of Illinois Law, has the right to payment of the "fair value" of such Shares by the Company, as the Surviving Corporation in the Merger, in lieu of receiving the consideration provided under the Merger Agreement (the "Dissenters' Rights"). A summary of the procedures relating to the exercise of Dissenters' Rights under Illinois Business Corporation Act of 1983, as amended ("Illinois Law") included in this Proxy Statement under "OTHER MATTERS -- Dissenters' Rights" and the full text of Sections 11.65 and 11.70 of Illinois Law is included in Annex B hereto and is hereby incorporated by reference.

Vote Required

         The approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding Shares at the Special Meeting. A failure to vote, an abstention from voting, or a broker non-vote, will have the same legal effect as a vote cast against approval of the Merger Agreement. Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the Special Meeting.

Approval Assured

         As of the Record Date, Purchaser owned approximately [__]% of the Shares. Therefore, Purchaser has sufficient voting power to constitute a quorum and to approve all matters to be considered at the Special Meeting, regardless of the vote of any other stockholder. Purchaser will vote all Shares it beneficially owns in favor of the Merger Agreement. As a result, the Merger Agreement will be approved and adopted at the Special Meeting even if no stockholder other than Purchaser votes in favor of this proposal.

Solicitation; Revocation and Use of Proxies

         The Company will bear all expenses of the solicitation of proxies in connection with this Proxy Statement. The Company will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Shares. Stockholder proxies of the Company may be solicited by directors, officers and employees of the Company in person or by telephone, facsimile or by other means of communication.

         A stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice revoking it before the vote at the Special Meeting; (ii) executing a proxy with a later date; or (iii) attending the Special Meeting and voting in person. Any written notice of revocation should be delivered to Duff & Phelps Credit Rating Co., 55 East Monroe Street, Chicago, Illinois 60603. Subject to proper revocation, all Shares represented at the Special Meeting by properly executed proxies received by the Company will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked proxies will be voted "FOR" approval of the Merger.

Procedures for Exchange of Certificates

         Parent or Purchaser will deposit with Harris Trust Company of New York (the "Depositary and Paying Agent") the aggregate Merger Consideration to which holders of Shares will be entitled when, pursuant to the Merger Agreement, Purchaser will be merged with and into the Company ("Effective Time"). Promptly after the Effective Time, the Surviving Corporation will cause to be mailed to each record holder, as of the Effective Time, of a certificate or certificates (the "Certificates") that, prior to the Effective Time, represented Shares (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Depositary and Paying Agent, and will be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Stockholders should not return their Certificates until they receive a letter of transmittal.

         Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal and any additional documents as may reasonably be required by Parent or the Depositary and Paying Agent, in each case duly completed and validly executed in accordance with the instructions thereto, the Depositary and Paying Agent will pay the holder of such Certificate the Merger Consideration multiplied by the number of

Shares formerly represented by such Certificate, in exchange therefor, and such Certificate will forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Shares held by Parent, Fimalac-U.S., Purchaser or the Company, or any direct or indirect subsidiary thereof) will represent solely the right to receive the Merger Consideration. No interest will be paid or accrue on the Merger Consideration.

         If the Merger Consideration (or any portion thereof) is to be delivered to any person other than to the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it is a condition to such exchange that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange pay to the Depositary and Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Depositary and Paying Agent that such tax has been paid or is not applicable.

         Promptly following the date which is six months after the Effective Time, Parent will cause the Depositary and Paying Agent to deliver to the Surviving Corporation all cash and documents in its possession relating to the Offer and Merger and the Depositary and Paying Agent's duties will terminate thereafter. Thereafter each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

         None of Parent, Fimalac-U.S., Purchaser or the Company will be liable to any holder of Shares for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Parent or the Depositary and Paying Agent will be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts as Parent or the Depositary and Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Depositary and Paying Agent, such withheld amounts will be treated as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Depositary and Paying Agent.

         Stockholders are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date and sign the accompanying proxy card and return it promptly to the Company in the enclosed postage-prepaid envelope.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         The merger is the second and final step of the acquisition of the Company by Parent. The first step was a tender offer by Purchaser for the Company's outstanding Shares at $100.00 per Share in cash. Purchaser acquired approximately [__]% of the Company's outstanding Shares pursuant to the tender offer, which expired at 12:00 midnight, New York City time, on April 11, 2000. The background of the merger is as follows:

         In the Fall of 1997, the board of directors of the Company determined to explore strategic alternatives to maximize stockholder value. In connection with that determination, in December 1997, the Company retained Peter J. Solomon Company Limited ("P.J. Solomon") to prepare a confidential information memorandum describing the Company and to assist the Company in identifying parties that might be interested in a possible transaction with the Company. Between December 1997 and May 1998, the Company authorized P.J. Solomon to contact approximately 20 selected companies to discern their level of interest in pursuing a transaction with the Company. Nine of the selected companies entered into confidentiality agreements and were provided with the confidential information memorandum prepared by P.J. Solomon. For a variety of reasons, including conflicts of interest, lack of synergies and insufficient valuation, none of the companies that were provided with the confidential information memorandum expressed further interest regarding a possible transaction with the Company. Accordingly, the engagement of P.J. Solomon was terminated. The Company did not authorize P.J. Solomon to contact Parent because Parent had recently completed its acquisition of Fitch Investors Service, L.P. ("Fitch") and was believed to be too occupied by the combination of Fitch and IBCA Inc. to have any interest in the Company.

         Prior to June 1999, the executive officers of the Company were familiar with the business and operations of Parent through the activities in the credit rating business of its wholly owned subsidiary Fitch IBCA.

         In June 1999, Robin Monro-Davies, Chief Executive Officer of Fitch IBCA, called Paul J. McCarthy, Chairman and Chief Executive Officer of the Company, to ask whether Mr. McCarthy might be interested in meeting to explore the possibility of a business combination between the Company and Fitch IBCA. On September 17, 1999, Mr. Monro-Davies met with Mr. McCarthy in New York City to discuss the possibility of a combination between the companies.

         At the regular quarterly meeting of the board of directors on August 17, 1999, at which all of the directors were present, Mr. McCarthy advised the board of directors of the preliminary contact received by the Company from Parent regarding the possibility of a business combination.

         On October 11, 1999, Mr. McCarthy was contacted by another third party which expressed an interest in discussing a possible business combination with the Company. Later in October 1999, Mr. McCarthy met with the executive vice president of such third party to generally discuss the possibility of a business combination with the Company.

         At the regular quarterly meeting of the board of directors on November 11, 1999, at which all of the directors were present, Mr. McCarthy advised the board of directors of the meetings he had had with Mr. Monro-Davies and the executive vice president of the other third party, and the board of directors discussed the possibility of a business combination between the Company and either Fitch IBCA or the other third party.

         In December 1999, Mr. McCarthy and Philip T. Maffei, President of the Company, met with the executive vice president of the other third party to further explore on a preliminary basis the possibility of a business combination between the Company and the other third party.

         In December 1999, Mr. Monro-Davies again contacted Mr. McCarthy and indicated that Parent was interested in proceeding further with discussions regarding a possible business combination between the Company and Fitch IBCA. Mr. Monro-Davies and Mr. McCarthy then scheduled a meeting in January 2000 with Marc de Lacharriere, President of Parent. On January 18, 2000, Messrs. McCarthy and Maffei met in New York City with Mr. de Lacharriere, Veronique Morali, Managing Director of Parent, Mr. Monro-Davies and Steven Joynt, President of Fitch IBCA, to discuss the possibility of a business combination between the Company and Fitch IBCA. The parties acknowledged that Parent would be a unique buyer and that the synergies between the Company and Fitch IBCA would permit the combined companies to better compete with the two major credit rating agencies. The parties noted that the strengths of Fitch IBCA in U.S. securitization markets, global banking, European rating activities and U.S. public finance would complement the Company's expanded corporate rating capability and broader coverage of the insurance sector, in addition to the Company's strong structured finance group and international network. The parties also discussed the possible structures of a combination between the Company and Fitch IBCA.

         Following the January meeting with representatives of Parent, counsel for the Company delivered to counsel for Parent a draft confidentiality agreement and the parties began to negotiate the terms thereof. In response to the initial draft, Parent requested that the Company agree to negotiate exclusively with Parent regarding a potential business combination, but the Company declined to accept pending evolution of discussions. On January 25, 2000, the Company and Parent entered into a confidentiality agreement in which Parent agreed, among other things, to keep information it obtained from the Company confidential, to refrain from soliciting employees of the Company, and not to make an unsolicited offer to acquire the Company.

         Following the execution of the confidentiality agreement, the Company transmitted to Parent certain preliminary commercial and legal information with respect to the Company. On February 11, 2000, Parent requested through its counsel additional information regarding the Company, but the Company declined to provide such additional information pending the outcome of further discussions.

         On February 2, 2000, Messrs. McCarthy and Maffei again met with the executive vice president of the other third party to continue preliminary discussions regarding a possible business combination with the Company.

         During the regular quarterly meeting of the board of directors on February 18, 2000, Mr. McCarthy updated all the members of the board of directors on the status of the business combination discussions between the Company and each of Parent and the other third party. The members of the board of directors then discussed the benefits and disadvantages of the possible business combinations.

         On February 24, 2000, Mr. de Lacharriere, Ms. Morali and Mr. Joynt met again with Messrs. McCarthy and Maffei in New York City. Mr. de Lacharriere, Ms. Morali and Mr. Joynt expressed Parent's continued interest in pursuing a business transaction with the Company and indicated that Parent was prepared to make a cash offer for the outstanding Shares at a price of $95.00 per Share. The representatives of Parent also stated that Parent had available to it funding necessary to complete the Offer and Merger so that there would be no financing contingency in the definitive agreement. The parties engaged in further negotiations and at the end of the meeting, Mr. de Lacharriere stated that Parent was prepared to make a cash offer of $100.00 per Share, subject to the satisfaction of a number of conditions, including agreement on the structure of the transaction, the satisfactory completion of due diligence and the negotiation of a definitive agreement. Parent also requested that the Company commit to negotiate exclusively with Parent for a limited period of time, but the Company stated that it was not prepared to provide exclusivity and reserved the right to communicate with the other third party with which it had had prior discussions.

         Following the meeting with the representatives of Parent, on February 24, 2000, Mr. McCarthy contacted the members of the board of directors by telephone to advise them of the offer made by Parent. On February 24, 2000, the Company again engaged P.J. Solomon to review the terms of the proposed transaction from a financial point of view and to perform such other financial advisory services as requested by the Company.

         After the meeting between representatives of the Company and Parent through the execution of the Merger Agreement, Parent and its advisors conducted more intensive due diligence with respect to the Company and were in regular contact with the Company and its advisors relating thereto.

         On February 25, 2000, Mr. McCarthy was contacted by the executive vice president of the other third party that had previously expressed an interest in a possible business combination with the Company. Mr. McCarthy advised the other third party that the Company had received a cash offer for a business combination at a significant premium to its current market valuation and that Parent was beginning to prepare appropriate documentation. No further contact was received from the other third party and no business combination proposal was ever received from such other third party.

         On February 28, 2000, Mr. McCarthy received a letter from Ms. Morali stating Parent's continued interest in acquiring the Company and requesting that the Company enter into a 14 day exclusive period during which the Company would not discuss or negotiate any other potential business combination. The Company advised Parent that the Company would not enter into such an exclusivity agreement with respect to discussions and negotiations regarding potential business combinations. In response to repeated requests from Parent and its counsel for assurances that the Company was negotiating in good faith, however, on February 29, 2000, the Company provided a letter to Parent stating that the Company intended to engage in good faith negotiations with Parent with respect to a business combination and that it was not engaged in negotiations with respect to a possible combination with any other third party. Furthermore, the Company agreed that prior to March 7, 2000, it would not take any further steps to solicit proposals with respect to any other potential business combinations while negotiating with Parent and that in the event that the Company was contacted by a third party with respect to a business combination, the Company would promptly advise Parent of any such proposal.

         On February 29, 2000, Parent's counsel provided the Company with an initial draft of an agreement and plan of merger. During the next week, representatives of the Company and Parent and their counsel and financial advisors negotiated the terms of the Merger Agreement, while Parent continued its due diligence review of the Company. On March 2, 2000, each of the directors of the Company was provided with a notice of meeting of the board of directors called for March 6, 2000, an agenda of the meeting, material relating to the fiduciary duties of the board of directors in connection with a potential business combination transaction, and a copy of the draft agreement and plan of merger, which had been marked to reflect the revisions proposed by the Company, its counsel and financial advisors.

         On March 5 and 6, 2000, representatives of the Company and counsel and financial advisors for the Company met with representatives of Parent and counsel and financial advisors for Parent in New York City to continue negotiating the terms and conditions of the agreement and plan of merger.

         On March 6, 2000, the board of directors met in New York City to discuss Parent's offer. Mr. McCarthy reviewed the background of the Company's relationship with Parent and discussed the terms of the proposed transaction. The directors discussed the reasons for engaging in a combination with Parent. The Company's counsel reviewed the terms of the Merger Agreement and the conditions to Parent's obligation to complete the Offer and Merger. Counsel to the Company also reviewed with the members of the board of directors their fiduciary obligations in considering a potential business combination transaction. The representatives of P.J. Solomon then made a financial presentation to the board of directors supporting P.J. Solomon's opinion as to the fairness, from a financial point of view, of the $100.00 per Share cash consideration to be received in the Offer and the Merger by holders of Shares. The board of directors then asked senior management and the advisors a number of questions regarding the terms, conditions and timing of the proposed transaction. At 5:30 p.m., the board of directors adjourned while final revisions to the agreement and plan of merger were being made.

         The board of directors reconvened at 9:30 p.m. on March 6, 2000 and reviewed the definitive agreement and plan of merger. After further discussion of the proposed transaction, the board of directors, by unanimous vote of those present, approved, among other things, the Merger Agreement and the transactions contemplated thereby, determined that the Offer and the Merger were fair to and in the best interests of the Company and its stockholders and resolved to recommend to the stockholders of the Company that they accept the Offer, tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement and the Merger.

         The Merger Agreement was then executed late in the evening on March 6, 2000 by Parent, Fimalac-U.S., Purchaser and the Company. On March 7, 2000, Parent and the Company publicly announced the execution of the Merger Agreement in a joint press release.

         Jonathan Ingham, a member of the board of directors, was unable to attend the board meeting on March 6, 2000. However, on March 8, 2000, after discussing the proposed transaction with Mr. McCarthy and the Company's counsel and having been provided with copies of all relevant documents, Mr. Ingham ratified and approved the

Merger Agreement, the transactions contemplated thereby and the other actions taken by the board of directors at its March 6, 2000 meeting.

         On March 15, 2000, Parent and Purchaser commenced the Offer. On April [__], 2000 Purchaser announced that it had accepted for payment and would promptly pay for all [__] Shares validly tendered pursuant to the Offer. Purchaser has subsequently paid for such Shares.

         The Merger Agreement as originally executed provided that, following the Offer, at the option of Parent, either the Company would be merged with and into the Purchaser, with the Purchaser being the surviving corporation or the Purchaser would be merged with and into the Company, with the Company being the surviving corporation. Upon determination by Parent that the Purchaser should be merged into the Company, with the Company being the surviving corporation, the board of directors of the Company convened at [__] on April [__], 2000 to review the proposed Amendment No. 1 to the Merger Agreement ("Amendment No. 1") to provide for such a merger, and, by unanimous vote approved Amendment No. 1. Amendment No. 1 was then executed on [__], 2000 by Parent, Fimalac-U.S., Purchaser and the Company.

REASONS FOR THE MERGER AND RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         On March 6, 2000, the board of directors of the Company, by the unanimous vote of those present, (1) determined that the Offer, the Merger and the Merger Agreement (as of such date) are advisable, fair to, and in the best interest of, the Company, (2) approved the Merger, the Offer, the Merger Agreement (as of such date) and the other transactions contemplated by the Merger Agreement (as of such date) and declared their advisability and (3) recommended that its stockholders accept the Offer and tender their shares pursuant thereto and approve and adopt the Merger Agreement (as of such date). On April [__], 2000 the board of directors of the Company, by unanimous vote, approved Amendment No. 1.

         In making the determinations and recommendations set forth above, the board of directors of the Company considered a number of factors including, without limitation, the following:

         (A) The consideration to be paid in the Merger, and, in particular, the fact that the $100.00 per Share to be received by the Company's stockholders in the Merger represents an approximate 27% premium over the closing stock price per Share on March 6, 2000, the day the board of directors approved the Offer and the Merger;

         (B) The Company's financial condition, results of operations, assets, liabilities, liquidity, business and prospects and industry, economic and market conditions, including the inherent risks and uncertainties in the Company's business in each case on a historical, current and prospective basis. The board of directors determined that in its view, the acquisition of the Company by Parent presented the best means of achieving the greatest value for holders of its Shares;

         (C) The strategic fit of the Company with Fitch IBCA. Fitch IBCA's key strengths have been in U.S. securitization markets, global banking, European rating activities and U.S. public finance. The Company brings to Fitch IBCA an expanded corporate rating capability and broader coverage of the insurance sector, in addition to a strong structured finance group and international network;

         (D) Analysis of the future prospects of the Company on a stand alone basis;

         (E) The historical and recent market prices for the Shares and potential future share prices;

         (F) The opinion of P.J. Solomon, dated March 6, 2000, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the $100.00 per Share cash consideration to be received in the Offer and the Merger by holders of Shares (other than Parent and its affiliates) was fair, from a financial point of view, to such holders. The full text of P.J. Solomon's written opinion, dated March 6, 2000, which sets forth the assumptions made, matters considered and limitations on the review undertaken by P.J. Solomon, is attached hereto as Annex C and is herein incorporated by reference. The opinion is directed only to the fairness, from a financial point of view, of the $100.00 per Share cash consideration to be received in the Offer and the Merger by holders of Shares (other than Parent and its affiliates) and is not intended to constitute, and does not constitute, a recommendation as to whether any stockholder should tender Shares pursuant to the Offer or how any stockholder should vote on the Merger. HOLDERS OF SHARES ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY;

         (G) The availability of appraisal rights under Section 11.65 of the Illinois Law;

         (H) The terms and conditions of the Merger Agreement, including provisions that (a) although prohibiting the Company and its representatives from soliciting or initiating any inquiries or proposals regarding an Acquisition Proposal (as defined in "THE MERGER AGREEMENT -- No Solicitation of Transactions"), permit the Company and its representatives to furnish information or data (including, without limitation, confidential information or data) relating to the Company or its subsidiaries to, and participate in negotiations with, any third party making an unsolicited bona fide written Acquisition Proposal, to the extent the board of directors reasonably believes that such Acquisition Proposal may constitute a Superior Proposal (as defined in "THE MERGER AGREEMENT -- No Solicitation of Transactions") and (b) permit the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to (i) the Company entering into a definitive agreement providing for the transactions contemplated by such Acquisition Proposal immediately following such termination, (ii) the board of directors having given Parent at least two business days prior written notice of its determination to terminate the Merger Agreement and having afforded Parent a reasonable opportunity within such two business day period to amend its Offer and (iii) payment of a termination fee of $16,000,000 plus actual out-of-pocket expenses of Parent and Purchaser not to exceed $2,000,000;

         (I) The proposed structure of the Offer and the Merger involving an immediate cash tender offer followed by a merger for the same consideration and the fact that there is no financing or due diligence contingency to the Offer. In this connection, the board of directors also considered the likelihood that the proposed acquisition would be consummated, including the likelihood of satisfaction of the conditions to the Offer and the Merger contained in the Merger Agreement, and the risks to the Company if the acquisition was not consummated; and

         (J) The recommendation of the Company's management with respect to the proposed transaction.

         The board of directors evaluated the factors listed above in light of the directors' knowledge of the business and operations of the Company and in their business judgment. In view of the variety of factors considered by the board of directors in connection with its evaluation of the Merger Agreement and the Offer and the Merger, the board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors in making their individual determinations.

THE BOARD'S RECOMMENDATION

         The board of directors of the Company has unanimously approved the Merger Agreement and recommends that the stockholders vote "FOR" approval and adoption of the Merger Agreement. The board of directors believes that the Merger Agreement and the transactions contemplated thereby, and the consideration to be received by unaffiliated stockholders of the Company are advisable, fair to and in the best interest of the Company and its stockholders.

OPINION OF P.J. SOLOMON

         In its opinion addressed to the board of directors of the Company dated March 6, 2000, P.J. Solomon set forth its opinion that, as of such date, and based upon and subject to the limitations set forth in such opinion, the cash consideration of $100.00 per Share to be received by the stockholders of the Company was fair, from a financial point of view to the stockholders of the Company.

         P.J. Solomon, as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements of equity and debt and negotiated underwritings. P.J. Solomon was selected by the Company to deliver a fairness opinion in this transaction based on P.J. Solomon's investment banking relationship and familiarity with the Company; in December 1997, the Company retained P.J. Solomon to prepare a confidential information memorandum describing the Company and to assist the Company in identifying parties that might be interested in a possible transaction with the Company. P.J. Solomon believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the processes underlying its analyses and opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description.

         Pursuant to the terms of P.J. Solomon's engagement, the Company has agreed to pay P.J. Solomon the following amounts: (i) a retention fee of $100,000, (ii) $200,000 for rendering an opinion as to the fairness, from a financial point of view, of the consideration to be received in the Offer and the Merger by the holders of Shares and (iii) $700,000 upon consummation of the Offer and the Merger. The Company also has agreed to reimburse P.J. Solomon for reasonable out-of-pocket expenses, including the reasonable fees, disbursements and other charges of its legal counsel, and to indemnify the P.J. Solomon and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of P.J. Solomon's engagement.

         P.J. Solomon was retained by the Company solely to render an opinion as to the fairness from a financial point of view of the consideration to be received by the holders of Shares in the purchase of the Company by Parent. P.J. Solomon did not make any recommendation with respect to the amount of such consideration. P.J. Solomon was not engaged to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving the Company.

         P.J. Solomon assumed and relied upon the accuracy and completeness of the information reviewed by it for the purposes of its opinion and did not assume any responsibility for independent verification of such information. With respect to the financial projections, P.J. Solomon assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. P.J. Solomon did not make an independent evaluation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such evaluation or appraisal. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, March 6, 2000.

         In arriving at its fairness opinion, P.J. Solomon, among other things:

         (i) reviewed the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 1998, and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, and certain other public communications from the Company to its stockholders;

         (ii) reviewed certain internal financial analyses and forecasts of the Company prepared by the management of the Company;

         (iii) discussed the past and current operations, financial condition and prospects of the Company with senior management of the Company;

         (iv) reviewed the reported prices and trading activity of the Shares of the Company;

         (v) compared the financial performance and condition of the Company and the reported prices and trading activity of the Shares of the Company with that of certain other comparable publicly traded companies;

         (vi) reviewed publicly available information regarding the financial terms of certain recent business combination transactions in the financial services industry specifically and other industries generally which were comparable, in whole or in part, to the Offer and Merger;

         (vii) participated in certain discussions among representatives of each of the Parent and the Company;

         (viii)   reviewed the Merger Agreement; and

         (ix)     performed such other analyses as it deemed appropriate.

         The full text of the written P.J. Solomon opinion, dated March 6, 2000, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the scope of review undertaken by P.J. Solomon in rendering the P.J. Solomon opinion is attached as Annex C. P.J. Solomon has consented to the reproduction in full of its fairness opinion in this Proxy Statement. Stockholders are urged to read the P.J. Solomon opinion carefully in its entirety.

CERTAIN EFFECTS OF THE MERGER

         The Merger will become effective at the time the articles of merger and certificate of merger, respectively, together with any required related certificate, are filed with the Secretary of State of Illinois and the Secretary of State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the laws of Illinois and Delaware. At the Effective Time, pursuant to the Merger Agreement, Purchaser will be merged with and into the Company. At such Effective Time, each outstanding Share will be converted into and represent the right to receive the Merger Consideration, without interest, except for (i) Shares held in the Company's treasury immediately before the Effective Time, and each Share held by Parent, Fimalac-U.S., Purchaser, or any of their respective direct or indirect wholly owned subsidiaries immediately before the Effective Time (all of which will be canceled) and (ii) Shares with respect to which dissenters' rights are properly exercised under Illinois Law.

         Current stockholders of the Company will not have an opportunity to continue their equity interest in the Company after the Merger. After completion of the Merger, the Shares will no longer be quoted on the New York Stock Exchange, trading information will no longer be available and the registration of the Shares under the Securities Exchange Act of 1934, as amended, will be terminated.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The receipt of cash for Shares in the Merger will be a taxable transaction for United States federal income tax purposes (and may also be a taxable transaction under applicable state, local or other tax laws). In general, a stockholder will recognize gain or loss for such purposes equal to the difference between the amount of cash received and such stockholder's adjusted tax basis in the Shares. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be capital gain or loss if the Shares are a capital asset in the hands of the stockholder and will be long term capital gain or loss if the Shares were held for more than one year on the effective time of the Merger. The receipt of cash for Shares pursuant to the exercise of dissenters' rights, if any, will generally be taxed in the same manner as described above.

         Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%. Backup withholding generally applies if the stockholder (a) fails to furnish such stockholder's taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN or (c) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN provided is such stockholder's correct number and that such stockholder is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are entitled to exemption from backup withholding, including corporations, non-United States persons and financial institutions, provided they properly establish their status when required to do so by completing and providing the appropriate IRS forms. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Each stockholder should consult with his own tax advisor as to such stockholder's qualification for exemption from backup withholding and the procedure for obtaining such exemption.

         The foregoing discussion may not be applicable to a stockholder who acquired Shares pursuant to the exercise of employee stock options or otherwise as compensation, to a stockholder who is related to Purchaser for purposes of
Section 302 of the Code or to a stockholder who is not a United States person or who is otherwise subject to special tax treatment under the Code (for example, brokers, dealers in securities, banks, insurance companies, tax-exempt organizations and financial institutions). For these purposes, a United States person means a person who or which is (i) an individual who is a citizen or resident of the United States for United States federal income tax purposes,
(ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, the foregoing discussion does not address the tax treatment of holders of options to acquire Shares.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL OR NON-UNITED STATES INCOME AND OTHER TAX LAWS.

                              THE MERGER AGREEMENT

         The following is a summary of certain provisions of the Merger Agreement that are not otherwise discussed herein. Such summary is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully in its entirety.

Company Stock Options

         Each outstanding option (a "Stock Option") to purchase shares of common stock of the Company ("Common Stock"), granted under the Company's 1994 Long-Term Stock Incentive Plan or pursuant to any other employee stock option plan or agreement entered into by the Company with any employee of the Company or any subsidiary thereof (the "Company Stock Option Plan"), became exercisable on April [__], 2000, the date of which Purchaser purchased Shares pursuant to the Offer, whether or not then exercisable, subject to the terms of the Company Stock Option Plan pursuant to which such Stock Option was issued. If and to the extent that a Stock Option is not exercised at the Effective Time, such Stock Option will be canceled automatically. Each holder of a canceled Stock Option will be entitled to receive as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act from the Company in consideration for such cancellation an amount in cash (less applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock previously subject to such Stock Option multiplied by
(ii) the excess, if any, of $100.00 over the exercise price per share of Common Stock previously subject to such Stock Option upon surrender of such Stock Option to the Company or an affidavit of loss in the form requested by Parent, together with such additional documentation as may be reasonably required by Parent or the Company.

Effective Time

         The Merger will become effective at the time the articles of merger and certificate of merger, together with any required related certificate, are filed with the Secretary of State of Illinois and the Secretary of State of Delaware, respectively. The Effective Time is currently expected to occur as soon as practicable after the Special Meeting, subject to approval of the Merger Agreement at the Special Meeting and satisfaction or waiver of the terms and conditions set forth in the Merger Agreement.

Representations and Warranties

          Pursuant to the Merger Agreement, the Company has made customary representations and warranties to Parent and Purchaser with respect to, among other things: its organization and qualification and subsidiaries; its articles of incorporation and bylaws; capitalization; authority relative to the Merger Agreement; material contracts; no conflicts; required filings and consents; compliance with law; SEC filings; financial statements; absence of certain changes or events; undisclosed liabilities; litigation; employee benefit plans; employment and labor matters; Offer documents and proxy statement; restrictions on business activities; title to property; taxes; environmental matters; intellectual property; interested party transactions; insurance; opinion of financial advisor; brokers; the applicability of Sections 7.85 and
11.75 of Illinois Law; and required votes.

         Certain representations and warranties in the Merger Agreement made by the Company are qualified as to "materiality" or "Material Adverse Effect" on the Company. For purposes of the Merger Agreement and this Offer to Purchase, when used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change, effect or circumstance that is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, in each case taken as a whole, other than any such changes, effects or circumstances (i) expressly set forth in the Company's disclosure schedules to the Merger Agreement or (ii) specifically set forth or described in the Company SEC Reports, other than general risk factors. The following, considered alone without regard to any other effects, changes, events, circumstances or conditions, do not constitute a Material Adverse Effect: (i) a change in the trading prices of the Company's securities between the date of the Merger Agreement and the Effective Time; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which the Company operates or arising from changes in general business or economic conditions; (iii) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles;
(iv) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions contemplated by the Merger Agreement other than a breach of a representation or warranty pursuant to the Merger Agreement which would occur except for this clause (iv) or clause (v) of this definition of Material Adverse Effect; and (v) any effects, changes, events, circumstances or conditions resulting from actions taken by the Parent or the Company in order to comply with the terms of the Merger Agreement other than a breach of a representation or warranty pursuant to the Merger Agreement which would occur except for this clause (v) or clause (iv) of this definition of Material Adverse Effect.

         Pursuant to the Merger Agreement, Parent, Fimalac-U.S. and Purchaser have made customary representations and warranties to the Company with respect to, among other things: their organization and qualification; their subsidiaries; authority relative to the Merger Agreement; no conflicts; required filings; consents; the Offer documents; the prior activities of Purchaser; the ability of Parent and Purchaser to finance the transactions contemplated by the Merger Agreement; and ownership of Shares. Certain representations and warranties in the Merger Agreement made by the Parent, Fimalac-U.S. and Purchaser are qualified as to "materiality" or "Material Adverse Effect" on the Parent.

         None of the representations and warranties made by Parent, Fimalac-U.S., Purchaser or the Company in the Merger Agreement survive the Effective Time.

No Solicitation of Transactions

         In the Merger Agreement, the Company has agreed not to (nor to permit its subsidiaries, or its or its subsidiaries' officers, directors or representatives or agents to) (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any of its subsidiaries), directly or indirectly,

(i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to approve or recommend any Acquisition Proposal. The Merger Agreement provides, however, that nothing in the Merger Agreement prohibits the Company or the board of directors from taking and disclosing to stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith reasonable judgment of the board of directors after consultation with outside legal counsel, the failure to so disclose would be inconsistent with its fiduciary obligations to stockholders under applicable law. The Merger Agreement also provides, that, prior to the time at which Purchaser shall have accepted Shares for payment pursuant to the Offer and to the extent that the board of directors determines in good faith (after consultation with outside legal counsel) that not to do so would be inconsistent with its fiduciary duties to stockholders under applicable law, (x) the board of directors on behalf of the Company may, in response to an unsolicited bona fide written Acquisition Proposal, make such inquiries of the Third Party making such unsolicited bona fide written Acquisition Proposal as may be necessary to inform itself of the particulars of the Acquisition Proposal and, if the board of directors reasonably believes that such Acquisition Proposal may constitute a Superior Proposal, furnish information or data (including, without limitation, confidential information or data) relating to the Company or its subsidiaries to, and participate in negotiations with, the Third Party making such unsolicited bona fide written Acquisition Proposal and
(y) following receipt of a Superior Proposal, the board of directors may withdraw or modify its recommendation relating to the Offer or the Merger if the board of directors determines in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable law. Subject to the Company's right to terminate the Merger Agreement, nothing in the Merger Agreement and no action taken by the board of directors pursuant to the foregoing provision will permit the Company to enter into any agreement or undertaking providing for any transaction contemplated by an Acquisition Proposal for so long as the Merger Agreement remains in effect.

         "Acquisition Proposal" means a proposal for either (i) a transaction pursuant to which any person (or group of persons) other than the Parent or its affiliates (a "Third Party") would acquire 25% or more of the outstanding shares of the Common Stock of the Company pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party would acquire 25% or more of the outstanding shares of the Common Stock of the Company or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value equal to 25% or more of the fair market value of all the assets of the Company immediately prior to such transaction, (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, (v) a self tender offer, or (vi) any transaction subject to Rule 13(e)-3 under the Exchange Act. The Merger Agreement clarifies that no Acquisition Proposal received by the Company following the date of the Merger Agreement will be deemed to have been solicited by the Company or any of its officers, directors, employees, representatives and agents (including, without limitation, any investment banker, attorney or accountant retained by the Company) in violation of the non-solicitation provisions of the Merger Agreement solely by virtue of the fact that the person or entity making such Acquisition Proposal made an Acquisition Proposal prior to the date of the Merger Agreement or the fact that the Company or any of its officers, directors, employees, representatives and agents (including, without limitation, any investment banker or attorney retained by the Company) solicited such Acquisition Proposal prior to February 29, 2000.

         "Superior Proposal" means an Acquisition Proposal that (i) is not subject to any financing contingencies or is, in the good faith judgment of the board of directors after consultation with a nationally recognized financial advisor, reasonably capable of being financed and (ii) the board of directors determines in good faith, based upon such matters as it deems relevant, including an opinion of a nationally recognized financial advisor, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger.

         The Merger Agreement also provides that the Company shall, prior to providing any information to or entering into discussions with any person in connection with an Acquisition Proposal, receive from such person an executed confidentiality agreement in reasonably customary form, notify Parent orally and in writing of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and provide Parent with a copy of any written Acquisition Proposal, and shall thereafter inform Parent on a prompt basis of (i) any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information provided to such person which has not previously been provided to Parent and
(ii) any request by any person for nonpublic information relating to its or any of its subsidiaries' properties, books or records.

         The Company also agreed in the Merger Agreement to immediately cease any existing discussions or negotiations with any person (other than Parent and Purchaser) conducted theretofore with respect to any of the foregoing. The Company also agreed not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

Directors and Officers of the Company Following the Merger

         The Merger Agreement provides that promptly upon the purchase by Purchaser of Shares pursuant to the Offer and from time to time thereafter, Parent may designate up to such number of directors, rounded up to the next whole number on the board of directors that equals the product of (i) the total number of directors on the board of directors (giving effect to the election of any additional directors as provided herein) and (ii) the percentage that the number of Shares owned by Purchaser and its affiliates (including any Shares purchased pursuant to the Offer) bears to the total number of outstanding Shares, and the Company will upon request by Parent, promptly either increase the size of the board of directors (and will, if necessary, amend the Company's by-laws to permit such an increase) or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the board of directors and will cause Parent designees to be so elected. The Merger Agreement also provides, however, that, at all times prior to the Effective Time, the Company's board of directors will include at least two members who are not designees of Parent. Promptly upon request by Parent, the Company will use its reasonable best efforts to cause persons designated by Parent to constitute the same percentage as the number of Parent's designees to the board of directors bears to the total number of directors on the board of directors on (i) each committee of the board of directors, (ii) each board of directors or similar governing body or bodies of each subsidiary of the Company designated by Parent and (iii) each committee of each such board or body. The Company's obligations to appoint Parent's designees to the board of directors will be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder.

         Following the election or appointment of Parent's designees pursuant to the foregoing paragraph and prior to the Effective Time, any amendment of the Merger Agreement or any amendment to the articles of incorporation or by-laws of the Company inconsistent with the Merger Agreement, any termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser, any waiver of any of the Company's rights under the Merger Agreement or any other action by the Company under or in connection with the Merger Agreement that would adversely affect the ability of the stockholders of the Company to receive the Merger Consideration will require the concurrence of two- thirds of the directors of the Company then in office who are not designees of Parent.

         The executive officers of Purchaser immediately prior to the Effective Time will be the initial executive officers of the Surviving Corporation.

Indemnification

         The Merger Agreement provides that the articles of incorporation and by-laws of the Surviving Corporation must contain provisions with respect to indemnification and exculpation at least as protective to any officer or director as those set forth in the articles of incorporation and by-laws of the Company, and that those provisions may not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

         The Merger Agreement provides that the Company shall, to the fullest extent permitted under applicable law or under the Company's articles of incorporation or by-laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and that, after the Effective Time, Fimalac-U.S. and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's articles of incorporation or by-laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, (x) arising out of or pertaining to the transactions contemplated by the Merger Agreement or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the respective articles of incorporation or by-laws of the Company or the subsidiaries or any applicable contract or agreement as in effect on the date of the Merger Agreement, in each case for a period of six years after the date of the Merger Agreement. The indemnity agreements of Fimalac-U.S. and the Surviving Corporation extend, on the same terms to, and inure to the benefit of and are enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its subsidiaries.

Conditions to Consummation of the Merger

         The Merger Agreement provides that the respective obligations of the parties to the Merger Agreement to effect the Merger is subject to the satisfaction or waiver of the following conditions: (i) Purchaser will have accepted and purchased Shares pursuant to the Offer, (ii) the waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been earlier terminated; (iii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect; and there will not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;
(iv) there will not be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction prohibiting or limiting Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or compelling Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by the Merger Agreement; and (v) the Merger will have been approved by the stockholders of the Company, if and to the extent a vote of the stockholders of the Company is required in respect of the Merger in accordance with the Illinois Law. In addition, Parent, Fimalac-U.S. and Purchaser are not required to effect the Merger if the representations and warranties of the Company set forth in the Merger Agreement were not true and correct in all material respects when made.

Termination

         The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

         (a) by mutual written consent duly authorized by the boards of directors or any committee thereof of Parent, Fimalac-U.S., Purchaser and the Company;

         (b) by either Parent or the Company if a court of competent jurisdiction or governmental authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger (except that this right to terminate is not available to any party who has not complied with its obligations set forth in the Merger Agreement to use reasonable best efforts to take all appropriate action to do or cause to be done all things necessary to consummate the Offer and the Merger if such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

         (c) by either Parent or the Company if (A) as the result of the failure of any of the Offer Conditions, the Offer shall have expired or Purchaser shall have terminated the Offer in accordance with its terms without Purchaser having purchased any Shares pursuant to the Offer or (B) Purchaser shall have failed to accept for purchase and pay for Shares pursuant to the Offer by May 12, 2000 unless such failure by Purchaser is a result of the receipt by the Company of a bona fide unsolicited Acquisition Proposal or a request for additional information under the HSR Act or the failure to obtain any necessary governmental or regulatory approval, in which case the date by which Purchaser shall accept for purchase and pay for Shares shall be extended to June 30, 2000 (except that this right to terminate is not available to any party whose breach or failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in any of the circumstances described in clauses (A) and (B) before such dates);

         (d) by Parent, prior to the purchase of Shares pursuant to the Offer, if the board of directors shall have (i) withdrawn or modified in a manner adverse to Parent, Fimalac-U.S. or Purchaser, or publicly taken a position materially inconsistent with, its approval or recommendation of the Offer, the Merger or the transactions contemplated by the Merger Agreement, (ii) approved, endorsed or recommended an Acquisition Proposal or (iii) publicly disclosed any intention to do any of the foregoing;

         (e) by the Company, prior to the purchase of Shares pursuant to the Offer, or the Parent, at any time prior to the Effective Time, (i) if any representation or warranty of the Company or Parent, respectively, set forth in the Merger Agreement that are qualified by reference to materiality shall not be true and correct when made or any representation or warranty of the Company or Parent, respectively, set forth in the Merger Agreement that are not qualified by reference to materiality shall not be true and correct in all material respects when made, or (ii) upon a breach of or failure to perform in any material respect any covenant or agreement on the part of the Company or Parent, respectively, set forth in the Merger Agreement except, in each of (i) and (ii) above, where the failure to perform such covenants or agreements or the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on the Company, Parent or the Offer (either (i) or (ii) above being a "Terminating Breach"); provided however, that, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may so terminate the Merger Agreement, and provided further that the right to terminate the Merger Agreement shall not be available to any party whose breach of or failure to fulfill its obligations under the Merger Agreement resulted in the failure of any such condition; or

         (f) by the Company, following the receipt by the Company after the date hereof, under circumstances not involving any breach of the non-solicitation provisions set forth in the Merger Agreement, of an unsolicited bona fide Superior Proposal, if the board of directors, after consultation with outside legal counsel, shall have determined in good faith that the failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided that (i) the Company has complied with the non-solicitation provisions of the Merger Agreement, including the notice provisions therein, (ii) such termination shall only be effective if the Company enters into a definitive agreement providing for the transactions contemplated by such Acquisition Proposal immediately following such termination; (iii) the board of directors shall have given Parent at least two business days prior written notice of its determination to so terminate the Merger Agreement and shall have afforded Parent a reasonable opportunity within such two business day-period to amend its Offer; and (iv) the Company pays Parent the termination fee in accordance with the provisions of the Merger Agreement.

Fees and Expenses

         Except as otherwise set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

OTHER MATTERS

Conduct of the Business of the Company After the Merger

         It is expected that, initially following the Merger, the business and operations of the Company will be continued by the Surviving Corporation substantially as they are currently being conducted. The directors of Purchaser will be the initial directors of the Surviving Corporation, and the executive officers of the Purchaser will be the initial executive officers of the Surviving Corporation.

         Parent intends to conduct a detailed review of the Company and its assets, corporate structure, capitalization, operations, policies, management and personnel. After such review, Parent will determine what actions or changes, if any, would be desirable in light of the circumstances which then exist, including steps to integrate the operations of the Surviving Corporation and the operations of Fitch IBCA. In parallel, Parent plans to give consideration to any potential avenues that may be open for further strengthening the Company's marketing and financial position, including through possible alliances, or partnership or joint venture arrangements with third parties.

         Parent and Purchaser intend to cause the Company to make an application for termination of registration of the Shares under the Securities Exchange Act of 1934, as amended, as soon as possible after consummation of the Merger if the Shares are then eligible for such termination. In such event, following the consummation of the Merger, there will be no publicly traded Shares outstanding.

Regulatory Matters

         GENERAL. Except as described below, based on a review of publicly available filings by the Company with the SEC and other publicly available information concerning the Company, Purchaser is not aware of any license or regulatory permit that appears to be material to the business of the Company and that might be adversely affected by Parent's acquisition of the Company pursuant to the Merger, or of any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of the Company by Parent pursuant to the Merger. Should any such approval or other action be required, it is presently contemplated that such approval or action would be sought, except as described below under "-State Takeover Laws." There can be no assurance that any such approval or other action, if required, would be obtained without substantial conditions or that adverse consequences would not result to the Company's business or that certain parts of the Company's business would not have to be disposed of in the event that such approvals were not obtained or such other actions were not taken in order to obtain any such approval or other action.

         STATE TAKEOVER LAWS. The Company is incorporated under the laws of the State of Illinois. In general, Section 11.75 prevents an "interested stockholder" (including a person who owns or has the right to acquire 15% or more of the outstanding voting shares of a corporation) from engaging in a "business combination" (defined to include mergers and certain other actions with an Illinois corporation) for a period of three years following the date such person became an interested stockholder unless, among other things, the "business combination" is approved by the board of directors of such corporation prior to such date. The board of directors of the Company approved the Merger on March 6, 2000 and on April [__], 2000. Accordingly, Section 11.75 is inapplicable to the Merger.

         The Company and certain of its subsidiaries conduct business in a number of states throughout the United States, some of which have adopted laws and regulations applicable to offers to acquire shares of corporations that are incorporated or have substantial assets, stockholders and/or a principal place of business in such states. In EDGAR V. MITE CORP., the Supreme Court of the United States held that the Illinois Business Takeover Statute, which involved state securities laws that made the takeover of certain corporations more difficult, imposed a substantial burden on interstate commerce and was therefore unconstitutional. In CTS CORP. V. DYNAMICS CORP. OF AMERICA, however, the Supreme Court of the United States held that a state may, as a matter of corporate law and, in particular, those laws concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without prior approval of the remaining stockholders, provided that such laws were applicable only under certain conditions, in particular, that the corporation has a substantial number of stockholders in and is incorporated under the laws of such state. Subsequently, in TLX ACQUISITION CORP. V. TELEX CORP., a federal district court in Oklahoma ruled that the Oklahoma statutes were unconstitutional insofar as they applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly, in TYSON FOODS, INC. V. MCREYNOLDS, a federal district court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit.

         Neither Parent nor Purchaser has determined whether any other state takeover laws and regulations will by their terms apply to the Merger, and, except as set forth above, neither Parent nor Purchaser has presently sought to comply with any state takeover statute or regulation. Parent and Purchaser reserve the right to challenge the applicability or validity of any state law or regulation purporting to apply to the Merger. In the event it is asserted that one or more state takeover statutes is applicable to the Merger and an appropriate court does not determine that such statute is inapplicable or invalid as applied to the Merger, Parent or Purchaser might be required to file certain information with, or to receive approval from, the relevant state authorities, and Purchaser might be delayed in consummating the Merger.

         ANTITRUST IN THE UNITED STATES. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied. Because Parent already owns more than 50% of the voting securities of the Company, the acquisition of the remaining voting securities of the Company pursuant to the Merger is exempt from the notification and waiting period of the HSR Act.

Dissenters' Rights

         The stockholders of the Company are entitled to dissent and obtain payment for their shares (also referred to herein as "appraisal rights") under
Section 11.65 of the Illinois Law ("Section 11.65") as to Shares owned by them. The procedure for asserting such appraisal rights is set forth below and is set forth in detail in Section 11.70 of the Illinois Law ("Section 11.70"). Sections
11.65 and 11.70 are reprinted in their entirety in Annex B. All references in this summary to a "stockholder" are to the record holder of the Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

         The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex B. If you wish to exercise your statutory appraisal rights or wish to preserve the right to do so, you should carefully review this summary and Annex B because failure to comply strictly with the procedures set forth in the statute will result in the loss of your appraisal rights.

         Under Section 11.70, a stockholder may assert dissenters' rights only if he or she sends to the Company before the vote at the special meeting a written demand for payment for his or her shares and the stockholder does not vote in favor of the Merger. A vote against the Merger will not, in itself, satisfy the notice requirements with respect to dissenters' rights. Pursuant to Section 11.65, a stockholder entitled to dissent and obtain payment for his or her Shares may not challenge the corporate action creating his or her entitlement unless such action is fraudulent or constitutes a breach of a fiduciary duty owed to the stockholder.

         In accordance with Section 11.70, the Company is required to mail to each holder of Shares as of the record date (other than the Purchaser) notice that such stockholder is entitled to dissenters' rights for their Shares and the procedure to dissent (the "Notice"). The Notice of Special Meeting of Stockholders to be held on May [__], 2000 and this Proxy Statement is intended to provide the Notice. Prior to or in connection with delivering such Notice, the Company is required to furnish to the stockholders material information with respect to the Merger that will objectively enable a stockholder to determine whether or not to exercise his or her appraisal rights. This Proxy Statement is intended to provide that information.

         A stockholder may assert its dissenters' rights only if he or she delivers to the Company before the vote on the Merger Agreement is taken at the Special Meeting a written demand for payment of his or her shares if the Merger is consummated (the "Payment Demand").

         Within 10 days after the date on which the Merger is effective or 30 days after the stockholder delivers to the Company the Payment Demand, whichever is later, the Company will send each stockholder who has delivered a Payment Demand a statement setting forth the opinion of the Company as to the estimated fair value of the Shares, certain financial statements of the Company and a commitment by the Company to pay for the Shares at the estimated fair value upon transmittal to the Company of the certificates representing the Shares. "Fair value", with respect to a dissenters' shares, means the value of the Shares immediately before the consummation of the Merger excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable. Section 11.70 sets forth the procedures to be followed in the event that a stockholder does not agree with the opinion of the Company as to the estimated fair value of the Shares. See Annex B.

Financing

         Purchaser estimates that the total amount of funds required to purchase all Shares validly tendered pursuant to the Offer, to consummate the Merger and to pay all related fees and expenses will be approximately US$531.5 million. Purchaser and Parent expect to obtain the financing partially from Parent's internal resources and also from borrowings under the facilities described below.

         Parent has received commitments for financing that will be sufficient to purchase the tendered Shares, consummate the Merger and pay related costs and expenses and to refinance certain existing indebtedness of Parent and its subsidiaries.

         Pursuant to a commitment letter, dated March 6, 2000, Credit Agricole Indosuez and Credit Lyonnais (collectively, the "Arrangers") have severally committed to provide secured credit facilities (the "Credit Facilities") in the aggregate amount of e1,155 million, and the Arrangers have agreed to arrange and syndicate the Credit Facilities to a group of financial institutions.

         The Credit Facilities will be comprised of (i) a e265 million amortizing term loan facility (the "A Term Loan") and (ii) a e585 million amortizing term loan facility (together with the A Term Loan, the "Term Loans") and (iii) a e305 million revolving credit facility (the "Revolving Credit Facility"). The borrowers under the Term Loans are expected to be Parent or Purchaser in an allocation to be agreed with the Arrangers. Parent will be the borrower under the Revolving Credit Facility.

         The Term Loans will bear interest at a rate equal to the aggregate of the applicable Euro interbank offered rate ("EURIBOR") (in the case of a Term Loan in Euros) or US dollar London interbank offered rate ("USD LIBOR") (in the case of a Term Loan in US dollars) for the applicable interest period (such interest period to be of one, two, three or six months, as selected by the borrowers) and a margin originally equal to 1.90%. The Revolving Credit Facility will bear interest at a rate equal to the aggregate of the applicable EURIBOR (in the case of a revolving loan in Euros) or USD LIBOR (in the case of a revolving loan in US dollars) for the duration of the revolving loan selected by the borrower and a margin originally equal to 1.90%. The foregoing margins will be subject to semi-annual downward adjustments to as low as 0.7%, depending upon achievement of certain performance criteria by Parent.

         Certain fees will be payable by Parent in connection with the Credit Facilities, including, without limitation, (i) arrangement fees, (ii) agency fees and (iii) commitment fees.

Expenses of the Transaction

         As a result of the proposed acquisition of the Company by Parent, the Company will incur various costs, currently estimated at approximately $1,470,000 in connection with consummating the Merger. These costs consist of approximately $400,000 of legal and accounting fees and costs, approximately $20,000 for printing costs, filing fees, and expenses associated with the Special Meeting, and approximately $1,050,000 of advisory fees payable to P.J. Solomon as financial advisory (inclusive of out-of-pocket expenses). The exact timing, nature and amount of these costs are subject to change. See "OPINION OF P.J. SOLOMON" and "FEES PAYABLE TO P.J. SOLOMON" for a description of the fees to be paid to P.J. Solomon in connection with its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         The Merger Agreement includes provisions relating to the indemnification of certain officers and directors and employees of the Company and its subsidiaries. See "THE MERGER AGREEMENT -- Indemnification".

         Certain members of the board of directors or executive officers of the Company may own Shares of the Company. See "SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY".

         In particular, the Merger Agreement provides that, on the date on which Shares are purchased pursuant to the Offer, each Stock Option will become exercisable. At the Effective Time, each Stock Option will be converted into the right to receive the product of (i) the number of Shares subject to such stock option multiplied by (ii) the excess of the Merger Consideration over the exercise price per Share of such option.

         Members of the board of directors of the Company will collectively receive in respect of options to purchase Shares held by them an aggregate of approximately $11.1 million (of this amount, Mr. McCarthy is entitled to receive approximately $4.5 million, Mr. Maffei is entitled to receive approximately $1.7 million, Mr. Meigs is entitled to receive approximately $2.8 million, Mr. Ingham is entitled to receive approximately $1.9 million and Mr. Westerlund is entitled to receive approximately $27,000). Executive officers of the Company (including Messrs. McCarthy and Maffei) will collectively receive in respect of options to purchase Shares held by them an aggregate of $17.9 million. See "THE MERGER AGREEMENT -- Company Stock Options" and "SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY".

         The Company has also entered into Severance Protection Agreements with each of the executive officers of the Company providing them with severance compensation equal to 2.9 times their annual salary and bonus in the event their employment is terminated for specified reasons within 36 months following a change in control of the Company or in the event the executive officer terminates his employment for any reason during the 60-day period commencing on the first anniversary of a change in control of the Company.

FEES PAYABLE TO P.J. SOLOMON

         As compensation for its services as financial advisor to the Company, the Company has agreed to pay P.J. Solomon the following amounts: (i) a retention fee of $100,000, (ii) $200,000 for rendering an opinion as to the fairness, from a financial point of view, of the consideration to be received in the Offer and the Merger by the holders of Shares and (iii) $700,000 upon consummation of the Offer and Merger. The Company has also agreed to reimburse P.J. Solomon for reasonable out-of-pocket expenses, including reasonable fees, disbursements and other charges of its legal counsel, and to indemnify P.J. Solomon and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of P.J. Solomon's engagement. See "OPINION OF P.J. SOLOMON".

DIRECTORS AND OFFICERS


Name                      Age                      Position                              Director Since
----                      ---                      --------                              --------------
Paul J. McCarthy          61        Chairman of the Board, Chief Executive Officer,      1991
                                    Chief Financial Officer and Director
Philip T. Maffei          56        President, Chief Operating Officer and Director      1991
[Milton L. Meigs]         67        Director                                             1991
[Jonathan Ingham]         58        Director                                             1994
[Robert N. Westerlund]    68        Director                                             1999
[Ernest T. Elsner]        59        Executive Vice President and General Counsel
[Peter J. Stahl]          50        Executive Vice President
[Paul G. Taylor]          37        Executive Vice President

         The directors of the Company are elected annually to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. The executive officers of the Company are elected annually and serve at the discretion of the Board of Directors of the Company.

         Mr. McCarthy has been Chairman of the Board of the Company since December 1995 and Chief Executive Officer of the Company since February 1991. He has also been Chief Financial Officer of the Company since November 1994. Mr. McCarthy was also President of the Company from February 1991 to December 1995.

         Mr. Maffei has been President of the Company since December 1995 and Chief Operating Officer of the Company since October 1994. From February 1991 to December 1995, Mr. Maffei was an Executive Vice President of the Company.

         Mr. Meigs is presently retired. Mr. Meigs was an Executive Vice President of the Company from February 1991 to December 31, 1994.

         Mr. Ingham has been President and Chief Executive Officer of Ingham Industries Inc. (DBA Auth Chimes), a manufacturer of door chimes, since August 1989.

         Mr. Westerlund is presently retired. Mr. Westerlund was a partner of Fowler Rosenau & Geary LLC, a New York Stock Exchange Specialist, from 1990 to 1997 and a partner of Ziebarth Geary Co. from 1969 to 1990, when it was merged with Fowler Rosenau & Geary LLC.

         Mr. Elsner has been General Counsel of the Company since July 1995 and an Executive Vice President of the Company since February 1991.

         Mr. Stahl has been an Executive Vice President of the Company since July 1994. From January 1992 to July 1994, Mr. Stahl was a Senior Vice President of the Company.

         Mr. Taylor has been an Executive Vice President of the Company since January 1999. Mr. Taylor was a Senior Vice President, Managing Director of the Company from July 1994 to January 1999.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information as to beneficial ownership of Shares of each director and executive officer of the Company as of April [__], 2000.

Name of Beneficial Owner   Shares Beneficially Owned (1)   Percent of Shares (2)
--------------------------------------------------------------------------------
Paul J. McCarthy                       [70,000]                   0.012%
--------------------------------------------------------------------------------
Philip T. Maffei                       [34,000]                   0.006%
--------------------------------------------------------------------------------
[Milton L. Meigs]                      [34,192]                   0.006%
--------------------------------------------------------------------------------
[Jonathan Ingham]                      [24,872]                   0.004%
--------------------------------------------------------------------------------
[Robert N. Westerlund]                  [7,116]                   0.001%
--------------------------------------------------------------------------------
[Ernest T. Elsner]                     [75,950]                   0.013%
--------------------------------------------------------------------------------
[Peter J. Stahl]                       [39,200]                   0.007%
--------------------------------------------------------------------------------
[Paul G. Taylor]                       [47,200]                   0.008%
--------------------------------------------------------------------------------
directors and executive officers as   [332,530]                   0.057%
a group
--------------------------------------------------------------------------------

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security, or who has the right to acquire beneficial ownership of a security through any contract or arrangement, including the exercise of an option. All Shares beneficially owned by each director or executive officer of the Company are Shares that could be acquired through the exercise of Stock Options.

(2) Percentages are calculated on a fully diluted basis as of [__], 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to beneficial ownership of Shares of all persons known to the Company to beneficially own 5% or more of any class of voting stock of the Company as of [__], 2000.

--------------------------------------------------------------------------------
Name and Address of        Shares Beneficially Owned (1)   Percent of Shares (2)
Beneficial Owner
--------------------------------------------------------------------------------
FSA Acquisition Corp.,
One State Street Plaza
New York, NY 10004, USA
--------------------------------------------------------------------------------
Fimalac S.A.,                           (3)
97, rue de Lille
75007 Paris, France
--------------------------------------------------------------------------------

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security.

(2) Percentages are calculated on a fully diluted basis as of [__], 2000.

(3) Fimalac indirectly controls FSA Acquisition Corp., and is therefore, deemed to beneficially own the Shares owned by FSA Acquisition Corp.

STOCKHOLDER PROPOSALS

         The matters to be considered at the Special Meeting are limited to those set forth in the Notice of Special Meeting accompanying this Proxy Statement.

         Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2000 Annual Meeting must have been received by the Company by December 1, 1999. The 2000 Annual Meeting will be held only if the Merger is not consummated.

         If the 2000 Annual Meeting of the Company is held and the Company has not received notice prior to February 14, 2000 of any matters to be raised by stockholders, the persons named in the proxy cards of the Company for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

TRANSACTIONS BETWEEN PARENT AND THE COMPANY

There were no negotiations, transactions or material contacts during the past two years between the Company (including its subsidiaries) and the Parent or its affiliates other than those disclosed in this Proxy Statement. There is no present or proposed material agreement, arrangement, understanding or relationship between the Purchaser or any of its executive officers, directors, controlling persons or subsidiaries and the Company or any of its executive officers, directors, controlling persons or subsidiaries other than those disclosed in this Proxy Statement.

ACCOUNTING TREATMENT

         The acquisition of the Company by Parent in the Merger will be treated as a "purchase" under U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's

Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.


                                   By order of the board of directors

                                   -----------------------------
                                   [Marie Becker, Secretary]

Dated: April [___], 2000


APPENDIX          Form of Proxy

ANNEXES

Annex A Agreement and Plan of Merger dated as of March 6, 2000, as amended by Amendment No. 1 dated as of [__], 2000

Annex B           Sections 11.65 and 11.70 of the Illinois Business Corporation
                  Act of 1983

Annex C           Opinion of P.J. Solomon dated as of March 6, 2000

                                   APPENDIX


                       DUFF & PHELPS CREDIT RATING CO.
        This Proxy is Solicited on Behalf of the Board of Directors of
                       Duff & Phelps Credit Rating Co.
                              55 East Monroe St.
                           Chicago, Illinois 60603

         For the Special Meeting of Stockholders on ___________, 2000

            The undersigned hereby (1) acknowledges receipt of the notice of Special Meeting of Stockholders (the "Special Meeting") of Duff & Phelps Credit Rating Co., an Illinois corporation ("DCR") to be held on [___], 2000 at [___] local time, at [___] and the Proxy Statement in connection therewith and (2) appoints [________ and _______] and each of them, his or her proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, no par value per share, of DCR (the "DCR Common Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournments or postponements thereof.

            The undersigned directs that this proxy be voted as follows:

(1) To adopt a proposal to adopt the Agreement and Plan of Merger, dated as of March 6, 2000, as amended on [___], 2000, among DCR, Fimalac S.A., a French societe anonyme, Fimalac, Inc., a Delaware corporation and FSA Acquisition Corp. ("FSA"), a Delaware corporation (the "Merger Agreement"). Pursuant to the Merger Agreement, FSA will be merged (the "Merger") with and into DCR and DCR will become a substantially wholly owned subsidiary of Fimalac S.A.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

(2) In the discretion of the proxies, on such other business related to proposal
(1) as may properly come before the Special Meeting or any adjournments or postponements thereof.

            This proxy when properly executed will be voted as specified above. If no specification is made, this proxy will be voted FOR the proposal to adopt the Merger Agreement. The proxies cannot vote your shares unless you sign and return this card.

            Notwithstanding shareholder adoption of the Merger Agreement, DCR reserves the right to abandon the Merger at any time prior to its consummation, subject to the terms and conditions of the Merger Agreement.

            Holders of DCR Common Stock are entitled to dissenters' rights in connection with the proposal as described in the Proxy Statement.

            The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the DCR Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

            Please mark, sign, date and return this proxy in the enclosed envelope. No postage is required.


                             Date: ___________, 2000


                             --------------------------------
                             Signature of stockholder


                             --------------------------------
                             Signature of stockholder (if jointly held)

                             Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. when signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and state the full name of the corporation.

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  Fimalac, S.A.

                                  Fimalac, INC.

                              FSA Acquisition Corp.

                                       and

                         Duff & Phelps Credit Rating Co.


                            Dated as of March 6, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I

         THE OFFER.............................................................2
         Section 1.1 The Offer.................................................2
         Section 1.2 Company Action............................................4
         Section 1.3 Boards of Directors and Committees; Section 14(f).........5

ARTICLE II

         THE MERGER............................................................6
         Section 2.1 The Merger................................................6
         Section 2.2 Effective Date............................................7
         Section 2.3 Effect of the Merger......................................7
         Section 2.4 Articles of Incorporation, By-Laws........................7
         Section 2.5 Directors and Officers....................................7
         Section 2.6 Effect on Capital Stock...................................8
         Section 2.7 Exchange of Certificates.................................10
         Section 2.8 Stock Transfer Books.....................................11
         Section 2.9 No Further Ownership Rights in Common Stock..............11
         Section 2.10 Lost, Stolen or Destroyed Certificates..................12
         Section 2.11 Taking of Necessary Action; Further Action..............12
         Section 2.12 Stockholders' Meeting...................................12
         Section 2.13 Material Adverse Effect.................................13

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................14
         Section 3.1 Organization and Qualification; Subsidiaries.............14
         Section 3.2 Articles of Incorporation and By-Laws....................15
         Section 3.3 Capitalization...........................................15
         Section 3.4 Authority Relative to this Agreement.....................16
         Section 3.5 Material Contracts; No Conflict; Required Filings and
                       Consents...............................................16
         Section 3.6 Compliance, Permits......................................18
         Section 3.7 SEC Filings; Financial Statements........................18
         Section 3.8 Absence of Certain Changes or Events.....................19
         Section 3.9 No Undisclosed Liabilities...............................20
         Section 3.10 Absence of Litigation...................................20
         Section 3.11 Employee Benefit Plans, Employment Agreements...........21
         Section 3.12 Employment and Labor Matters............................23
         Section 3.13 Schedule 14D-9; Offer Documents; Proxy Statement........23

                                                                            Page
                                                                            ----

         Section 3.14 Restrictions on Business Activities.....................24
         Section 3.15 Title to Property.......................................24
         Section 3.16 Taxes...................................................25
         Section 3.17 Environmental Matters...................................27
         Section 3.18 Intellectual Property...................................28
         Section 3.19 Interested Party Transactions...........................29
         Section 3.20 Insurance...............................................29
         Section 3.21 Opinion of Financial Adviser............................29
         Section 3.22 Brokers.................................................29
         Section 3.23 Sections 7.85 and 11.75 of Illinois Law Not Applicable..30
         Section 3.24 Vote Required...........................................30

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         PARENT, Fimalac-U.S. AND ACQUISITION SUB.............................30
         Section 4.1 Organization and Qualification; Subsidiaries.............30
         Section 4.2 Authority Relative to this Agreement.....................31
         Section 4.3 No Conflict, Required Filings and Consents...............31
         Section 4.4 Offer Documents; Schedule 14D-9; Proxy Statement.........32
         Section 4.5 No Prior Activities; Financing...........................32
         Section 4.6 Ownership of Shares......................................33

ARTICLE V

         CONDUCT OF BUSINESS..................................................33
         Section 5.1 Conduct of Business by the Company Pending the Merger....33
         Section 5.2 No Solicitation; Acquisition Proposals...................36

ARTICLE VI

         ADDITIONAL AGREEMENTS................................................39
         Section 6.1 HSR Act..................................................39
         Section 6.2 Access to Information; Confidentiality...................39
         Section 6.3 Consents; Approvals......................................39
         Section 6.4 Indemnification and Insurance............................40
         Section 6.5 Notification of Certain Matters..........................42
         Section 6.6 Further Action...........................................42
         Section 6.7 Public Announcements.....................................42
         Section 6.8 Conveyance Taxes.........................................42
         Section 6.9 Employee Benefit Plans...................................43
         Section 6.10 Delisting of Securities.................................43
         Section 6.11 Audited Financial Statements............................43
         Section 6.12 State Takeover Laws.....................................43
         Section 6.13 Financing Efforts.......................................44

ARTICLE VII

         CONDITIONS TO THE MERGER.............................................44
         Section 7.1 Conditions to Obligation of Each Party to Effect the
                       Merger.................................................44
         Section 7.2 Conditions to Obligation of Parent, Fimalac-U.S. and
                       Acquisition Sub........................................45

ARTICLE VIII

         TERMINATION..........................................................45
         Section 8.1 Termination..............................................45
         Section 8.2 Effect of Termination....................................47
         Section 8.3 Fees and Expenses........................................47

ARTICLE IX

         GENERAL PROVISIONS...................................................48
         Section 9.1 Effectiveness of Representations, Warranties and
                       Agreements.............................................48
         Section 9.2 Notices..................................................48
         Section 9.3 Certain Definitions......................................49
         Section 9.4 Amendment................................................50
         Section 9.5 Waiver...................................................50
         Section 9.6 Headings.................................................51
         Section 9.7 Severability.............................................51
         Section 9.8 Entire Agreement.........................................51
         Section 9.9 Assignment; Guarantee of Acquisition Sub Obligations.....51
         Section 9.10 Parties in Interest.....................................51
         Section 9.11 Failure or Indulgence Not Waiver; Remedies Cumulative...51
         Section 9.12 Governing Law...........................................52
         Section 9.13 Counterparts............................................52
         Section 9.14 Interpretation..........................................52

         Annex A - Offer Conditions

                                     ANNEX A

                          AGREEMENT AND PLAN OF MERGER


            THIS AGREEMENT AND PLAN OF MERGER, dated as of March 6, 2000, is among Duff & Phelps Credit Rating Co., an Illinois corporation (the "Company"), Fimalac, S.A., a French societe anonyme ("Parent"), Fimalac, Inc., a Delaware corporation ("Fimalac-U.S."), and FSA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Fimalac-U.S. ("Acquisition Sub").

            WHEREAS, the Boards of Directors of Parent, Fimalac-U.S., Acquisition Sub and the Company have each approved the acquisition of the Company by Parent, by means of a tender offer by Acquisition Sub to acquire all outstanding shares (the "Shares") of common stock, no par value per share, of the Company (the "Common Stock") for a cash amount of $100.00 per Share (such amount, or any greater amount per Share paid pursuant to the tender offer, as such amount may be adjusted from time to time pursuant to the third paragraph of
Section 1.1(a), being hereinafter referred to as the "Per Share Amount") in accordance with the terms and subject to the conditions provided for herein, which shall include any subsequent offering period thereof (the "Offer") and a merger of Acquisition Sub and the Company (the "Merger") following the Offer, upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, the Board of Directors of the Company (the "Board") has (i) determined that the consideration to be paid for each Share in the Offer and the Merger is fair to and in the best interests of the stockholders of the Company and (ii) approved this Agreement and the transactions contemplated hereby and declared the advisability and resolved to recommend acceptance of the Offer, approval of the Merger and approval and adoption of this Agreement by the stockholders of the Company in accordance with the Illinois Business Corporation Act of 1983, as amended (the "Illinois Law"), upon the terms and subject to the conditions set forth herein; and

            WHEREAS the Boards of Directors of Parent, Fimalac-U.S. and Acquisition Sub have each approved the Offer and the Merger of Acquisition Sub with and into the Company following the Offer in accordance with the Delaware General Corporation Law (the "Delaware Law") upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Fimalac-U.S. and Acquisition Sub hereby agree as follows:

                                       I.

                                    THE OFFER

            A.    The Offer.

                  1. Commencement. Provided that this Agreement shall not have been terminated in accordance with Section 8.1, as promptly as practicable following the public announcement by Parent and the Company of the terms of this Agreement, Parent shall cause Acquisition Sub to commence the Offer. The obligation of Acquisition Sub to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to (i) the condition that a number of Shares representing not less than 51% of the Company's outstanding voting power (assuming the exercise of all outstanding options, warrants, convertible or exchangeable securities or other rights to purchase shares of Common Stock which have an exercise price less than the Per Share Amount and which have not been canceled as described in Section 2.6(b)) shall have been validly tendered and not withdrawn prior to the expiration date of the Offer (the "Minimum Condition"), and (ii) the satisfaction or waiver by Acquisition Sub of all the other conditions set forth in Annex A hereto. It is agreed that the conditions set forth in Annex A hereto are for the sole benefit of Acquisition Sub and that the Minimum Condition and the other conditions set forth in Annex A may be asserted by Acquisition Sub regardless of the circumstances giving rise to any such condition unless Parent, Fimalac-U.S., Acquisition Sub or their affiliates shall have caused the circumstances giving rise to such condition. Acquisition Sub expressly reserves the right in its sole discretion to waive, in whole or in part at any time or from time to time, any such condition, to increase the price per Share payable in the Offer, to extend the Offer or provide for a subsequent offering period or to make any other changes in the terms and conditions of the Offer; provided that, unless previously approved by the Company in writing, no change may be made that decreases the Per Share Amount payable in the Offer, changes the form of consideration payable in the Offer, reduces the maximum number of Shares to be purchased in the Offer, imposes conditions to the Offer in addition to those set forth in this Agreement, including in Annex A hereto, or waives or decreases below 51% the Minimum Condition.

                  Subject to the conditions of the Offer set forth in this Agreement, including in Annex A hereto, Parent shall cause Acquisition Sub to, and Acquisition Sub shall, accept for payment and pay for Shares which have been validly tendered and not withdrawn pursuant to the Offer as soon as it is permitted to do so under applicable law. The initial expiration date of the Offer shall be 20 business days after the date of its commencement. If all conditions set forth in Annex A are not satisfied on the initial expiration date of the Offer, Acquisition Sub may extend (and re-extend) the Offer to provide additional time to satisfy such conditions. Without limiting the right of Acquisition Sub to extend the Offer pursuant to the immediately preceding sentence, in the event that a condition set forth in paragraphs (a) or (g) of Annex A is not satisfied at the scheduled initial expiration date of the

Offer, Acquisition Sub shall, and Parent shall cause Acquisition Sub to, extend the expiration date of the Offer for an additional 10 business days. In addition, Acquisition Sub shall have the right to extend the Offer for a subsequent offering period of up to an additional 20 business days (the "Subsequent Offering Period") pursuant to Rule 14d-11 of the Exchange Act (as defined below).

                  The Per Share Amount payable in the Offer shall be paid to the sellers in cash, upon the terms and subject to the conditions of the Offer. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time (as defined below) the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Per Share Amount shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  2. Filing Offer Documents. On the date of commencement of the Offer, Parent, Fimalac-U.S. and Acquisition Sub shall file or cause to be filed with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with respect to the Offer, which will contain the offer to purchase and form of the related letter of transmittal and other ancillary offer documents and instruments pursuant to which the Offer will be made (together with any supplements or amendments thereto, the "Offer Documents") and which shall comply as to form in all material respects with the provisions of applicable U.S. federal securities laws. In addition, Parent, Fimalac-U.S. and Acquisition Sub shall file or cause to be filed with the SEC under cover of Schedule TO any pre-commencement press release or other written communications relating to the Offer no later than the date of communication. The Company will promptly supply to Parent, Fimalac-U.S. and Acquisition Sub in writing, for inclusion in the Offer Documents, all information concerning the Company required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Parent, Fimalac-U.S., Acquisition Sub and the Company each agree promptly to correct any information provided by it for use in the Offer Documents if and to the extent that any such information shall have become false or misleading in any material respect and Parent, Fimalac-U.S. and Acquisition Sub each further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable U.S. federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC and shall be provided with any comments Parent, Fimalac-U.S., Acquisition Sub and their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments.

            B.    Company Action.

                  1. Board Approval. The Company hereby approves of and consents to the Offer and represents and warrants that the Board, at a meeting duly called and held on March 6, 2000, by unanimous vote of those present, (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and declared their advisability and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition Sub and, if required by applicable law, approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn or modified in accordance with Section 5.2(a). The Company further represents and warrants that Peter J. Solomon Company has delivered to the Board its written opinion that, as of the date hereof, the Per Share Amount in the Offer is fair, from a financial point of view, to the Company's stockholders, a copy of which has been provided to Parent. The Company has been authorized by Peter J. Solomon Company to permit the inclusion of such opinion in its entirety in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.13, so long as such inclusion is in form and substance reasonably satisfactory to Peter J. Solomon Company and its counsel. Subject to the fiduciary duties of the Board under applicable law as determined and exercised in good faith by the Board in a manner consistent with Section 5.2, the Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Board described in this Section 1.2(a).

                  2. Schedule 14D-9. Simultaneously with the filing by Parent, Fimalac-U.S. and Acquisition Sub of the Offer Documents, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and other ancillary documents and instruments required to be filed pursuant thereto (together with any amendments or supplements thereto, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the stockholders of the Company promptly after the commencement of the Offer. The Schedule 14D-9 shall, subject to the fiduciary duties of the Board under applicable law as determined and exercised in good faith by the Board in a manner consistent with Section 5.2, at all times contain the determination, approvals and recommendations described in Section 1.2(a). Parent, Fimalac-U.S. and Acquisition Sub each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that any such information shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable U.S. federal securities laws. Parent, Fimalac-U.S., Acquisition Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC and shall be provided with any comments the Company and its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments.

                  3. Dissemination of the Offer. In connection with the Offer, the Company will promptly furnish Parent with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Parent with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Fimalac-U.S., Acquisition Sub, and their affiliates and associates shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession and not use such information for any purpose whatsoever.

            C.    Boards of Directors and Committees; Section 14(f).

                  1. Board Representation. Promptly upon the purchase by Acquisition Sub of Shares pursuant to the Offer and from time to time thereafter, Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number on the Board that equals the product of (i) the total number of directors on the Board (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares owned by Acquisition Sub and its affiliates (including any Shares purchased pursuant to the Offer) bears to the total number of outstanding Shares, and the Company shall upon request by Parent, subject to the provisions of Section 1.3(b), promptly either increase the size of the Board (and shall, if necessary, amend the Company's by-laws to permit such an increase) or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable Parent's designees to be elected to the Board and shall cause Parent designees to be so elected; provided, that, at all times prior to the Effective Time, the Company's Board shall include at least two members who are not designees of Parent. Promptly upon request by Parent, the Company will, subject to the provisions of Section 1.3(b), use its reasonable best efforts to cause persons designated by Parent to constitute the same percentage as the number of Parent's designees to the Board bears to the total number of directors on the Board on (i) each committee of the Board, (ii) each board of directors or similar governing body or bodies of each subsidiary of the Company designated by Parent and (iii) each committee of each such board or body.

                  2. Compliance with Section 14(f). The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 Statement provided to shareholders such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-1. Parent or Acquisition Sub will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                  3. Action by Disinterested Directors. Following the election or appointment of Parent's designees pursuant to this Section 1.3 and prior to the Effective Time (as defined below), any amendment of this Agreement or any amendment to the articles of incorporation or by-laws of the Company inconsistent with this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Acquisition Sub, any waiver of any of the Company's rights hereunder or any other action by the Company under or in connection with this Agreement that would adversely affect the ability of the stockholders of the Company to receive the Merger Consideration will require the concurrence of two-thirds of the directors of the Company then in office who are not designees of Parent.

                                       II.

                                   THE MERGER

            A.    The Merger.

                  1. Effective Time. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, pursuant to and in accordance with the requirements of the Illinois Law and the Delaware Law, at the option of the Parent, either (i) Acquisition Sub shall be merged with and into the Company; the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation or (ii) the Company shall be merged with and into Acquisition Sub, the separate corporate existence of the Company shall cease and the Acquisition Sub shall continue as the surviving corporation. In either case, the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII, at the principal offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, unless another date and time or place is agreed to in writing by the parties hereto.

            B. Effective Date. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII (and in any event within two business days thereafter), the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger as contemplated by the Delaware Law (the "Delaware Certificate of Merger"), together with any required related certificate, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law and (ii) filing a certificate of merger as contemplated by the Illinois Law (the "Illinois Certificate of Merger"), together with any required related certificate, with the Secretary of State of the State of Illinois, in such form as required by, and executed in accordance with, the relevant provisions of the Illinois Law (the time at which both such filings shall have been made being the "Effective Time").

            C. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Delaware Certificate of Merger, the Illinois Certificate of Merger, and the applicable provisions of the Delaware Law and the Illinois Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            D.    Articles of Incorporation, By-Laws.

                  1. Articles of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the articles of incorporation of the Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation.

                  2. By-Laws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the by-laws of the Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such by-laws.

            E. Directors and Officers. At the Effective Time, the directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation, and the executive officers of Acquisition Sub immediately prior to the Effective Time shall be the initial executive officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

            F. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Fimalac-U.S., Acquisition Sub, the Company, or the holders of any of the following securities:

                  1. Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.6(e)) shall immediately cease to be outstanding and shall automatically be canceled and retired and shall cease to exist and be converted into the right to receive the Per Share Amount, without any interest thereon (the "Merger Consideration"), in accordance with Section 2.7 and each holder of any such Share shall cease to have any rights with respect thereto arising therefrom (including without limitation the right to vote), except for the right to receive the Merger Consideration in accordance with Section 2.7. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, unless such adjustment shall already have been made pursuant to the third paragraph of Section 1.1(a).

                  2. Cancellation. Each Share held in the treasury of the Company and each Share owned by the Parent, Fimalac-U.S., Acquisition Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, and be canceled and retired without payment of any consideration therefor and cease to exist.

                  3. Stock Options. On the date Acquisition Sub purchases Shares pursuant to the Offer, each outstanding option to purchase Common Stock (a "Stock Option") granted under the Company's 1994 Long-Term Stock Incentive Plan or pursuant to any other employee stock option plan or agreement entered into by the Company with any employee of the Company or any subsidiary thereof and listed on Section 3.3 of the Company Disclosure Schedule (the "Company Stock Option Plan"), whether or not then exercisable, shall become exercisable, subject to the terms of the Company Stock Option Plan pursuant to which such Stock Option was issued. If and to the extent that a Stock Option shall not have been exercised at the Effective Time, such Stock Option shall be automatically canceled. Each holder of a canceled Stock Option shall be entitled to receive as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act from the Company in consideration for such cancellation an amount in cash (less applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock previously subject to such Stock Option multiplied by (ii) the excess, if any, of the Per Share Amount over the exercise price per share of Common Stock previously subject to such Stock Option (the "Option

Consideration") upon surrender of such Stock Option to the Company or an affidavit of loss in the form requested by Parent, together with such additional documentation as may be reasonably required by Parent or the Company. The surrender of a Stock Option in exchange for the Option Consideration in accordance with the terms of this Section 2.6(c) shall be deemed a release of any and all rights the holder had or may have had in respect of such Stock Option. Prior to the purchase by Acquisition Sub of Shares pursuant to the Offer, the Company shall use its reasonable best efforts to obtain all necessary consents or releases from holders of Stock Options under the Company Stock Option Plan and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.6(c). Except as otherwise agreed to by the parties, the Company shall use its reasonable best efforts to assure that following the purchase by Acquisition Sub of Shares pursuant to the Offer no participant in the Company Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof and to terminate all such plans.

                  4. Capital Stock of Acquisition Sub. At the Effective Time, if Acquisition Sub is merged into the Company, each share of common stock, par value $0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of the common stock, no par value, of the Surviving Corporation.

                  5. Dissenting Shares.Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time held by any person (a "Dissenting Shareholder") who objects to the Merger and complies with all of the provisions of the Illinois Law concerning the right of holders of Shares to dissent from the Merger and obtain payment for their Shares (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the Illinois Law. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for payment or fails to perfect or otherwise loses his right of payment in accordance with Illinois Law, the Dissenting Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give prompt notice to Parent of any demands received by the Company for payment and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

            G.    Exchange of Certificates.

                  1. Exchange Agent and Procedures. Within 21 calendar days following the date of this Agreement, Parent shall, with the Company's prior approval, which approval shall not be unreasonably withheld or delayed, appoint a paying agent (the "Paying Agent") to receive, hold and distribute, for the benefit of the holders of Shares, all funds deposited pursuant to Section 2.7(b) hereof (such cash being referred to as the "Exchange Fund"). Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of a certificate or certificates (the "Certificates") that, prior to the Effective Time, represented Shares (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal and any additional documents as may reasonably be required by Parent or the Paying Agent, in each case duly completed and validly executed in accordance with the instructions thereto, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Shares held by Parent, Fimalac-U.S., Acquisition Sub or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than to the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                  2. Consideration. Prior to the Effective Time, Parent or Acquisition Sub shall deposit or cause to be deposited in trust with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 2.6(a) hereof.

                  3. Investment of Merger Consideration. The Merger Consideration shall be invested by the Paying Agent, as directed by Parent, provided that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated of the highest quality by a nationally recognized (in the United States) rating service, or (iv) certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets.

                  4. Termination of Duties. Promptly following the date which is six months after the Effective Time, Parent will cause the Paying Agent to deliver to the Surviving Corporation all cash and documents in its possession relating to the transactions described in this Agreement and the Paying Agent's duties shall terminate thereafter. Thereafter each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

                  5. No Liability. None of Parent, Fimalac-U.S., Acquisition Sub or the Company shall be liable to any holder of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  6. Withholding Rights. Parent or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Paying Agent.

            H. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Common Stock thereafter on the records of the Company.

            I. No Further Ownership Rights in Common Stock. The Merger Consideration delivered in exchange for the Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

            J. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as may be required pursuant to Section 2.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

            K. Taking of Necessary Action; Further Action. Each of Parent, Fimalac-U.S., Acquisition Sub and the Company will use its best efforts to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquisition Sub, the officers and directors of the Company and Acquisition Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

            L.    Stockholders' Meeting.

                  1. If approval by the Company's stockholders is required by applicable law to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and, subject to the fiduciary duties of the Board under applicable law as determined and exercised in good faith by the Board in a manner consistent with Section 5.2 and in consultation with Parent, as soon as practicable following the consummation of the Offer:

                        (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement;

                        (b) prepare and file with the SEC a proxy statement or information statement (together with any supplement or amendment thereto, the "Proxy Statement") relating to the Stockholders' Meeting in accordance with the Exchange Act and include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby; and

                        (c) use its reasonable best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the consummation of the Offer in accordance with SEC rules and regulations and
      (B) to obtain the necessary
      approvals by its stockholders of this Agreement and the transactions contemplated hereby.

At such meeting, Parent and Acquisition Sub will vote all Shares owned by them to approve this Agreement and the transactions contemplated hereby.

                  2. Notwithstanding the foregoing clause (a), in the event that Acquisition Sub or any other wholly owned subsidiary of Parent shall acquire at least 90% of the outstanding shares of Common Stock in or following the Offer, the parties hereto shall, at the request of Acquisition Sub, take all necessary actions to cause the Merger to become effective as soon as practicable after the expiration of the Offer, without a meeting of stockholders of the Company, in accordance with Section 11.30 of the Illinois Law.

            M.    Material Adverse Effect.

                  1. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, or Parent and its subsidiaries, as the case may be, in each case taken as a whole, other than any such changes, effects or circumstances (i) expressly set forth in Section 2.13 of the Company Disclosure Schedule or the Parent Disclosure Schedule (each as hereinafter defined), as the case may be, or
(ii) specifically set forth or described in the Company SEC Reports (each as hereinafter defined), other than general risk factors. The following, considered alone without regard to any other effects, changes, events, circumstances or conditions, shall not constitute a Material Adverse Effect: (i) a change in the trading prices of either of the Parent's or the Company's securities between the date hereof and the Effective Time; (ii) effects, changes, events, circumstances or conditions generally affecting the industry in which either the Parent or the Company operate or arising from changes in general business or economic conditions; (iii) any effects, changes, events, circumstances or conditions resulting from any change in law or generally accepted accounting principles;
(iv) any effects, changes, events, circumstances or conditions resulting from the announcement or pendency of any of the transactions contemplated by this Agreement other than a breach of a representation or warranty pursuant to this Agreement which would occur except for this clause (iv) or clause (v) of this definition of Material Adverse Effect; and (v) any effects, changes, events, circumstances or conditions resulting from actions taken by the Parent or the Company in order to comply with the terms of this Agreement other than a breach of a representation or warranty pursuant to this Agreement which would occur except for this clause (v) or clause (iv) of this definition of Material Adverse Effect.

                  2. For purposes of this Agreement, a "Material Adverse Effect on the Offer" means any event, action, state, circumstance, occurrence or development that would prevent, materially delay, or render materially more onerous to Parent or Acquisition Sub the consummation of the Offer and the other transactions contemplated by this Agreement.

                                      III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent and Acquisition Sub that on the date hereof, except as set forth in the section of the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent (the "Company Disclosure Schedule") corresponding to each representation and warranty made hereunder by the Company (or except as set forth in another section of the Company Disclosure Schedule if the applicability and relevance of the disclosure under such other section to such representation and warranty is apparent on its face):

            A. Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the respective laws of the jurisdictions of their incorporation. The Company and each of its subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (the "Approvals") necessary to own, lease and operate the properties they purport to own, lease or operate and to carry on their business as they are now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries. The Company and each of its subsidiaries are duly qualified or licensed as a foreign corporation to do business, and are in good standing in each jurisdiction where the character of its properties owned, leased or operated by them or the nature of their activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 3.1-1 of the Company Disclosure Schedule. Except as set forth on Section 3.1-2 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any other person.

            B. Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a true, complete and correct copy of its articles of incorporation and by-laws, each as amended to date, and has furnished or made available to Parent the articles of incorporation and by-laws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents").

Such articles of incorporation, by-laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its articles of incorporation or by-laws or Subsidiary Documents.

            C. Capitalization. The authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock and (ii) 3,000,000 shares of preferred stock, no par value per share, none of which is issued and outstanding and none of which is held in treasury. As of March 3, 2000, (i) 4,644,121 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and none of which were held in treasury, (ii) no shares of Common Stock were held by subsidiaries of the Company and (iii) 1,055,705 shares of Common Stock were reserved for future issuance pursuant to outstanding Stock Options granted under the Company Stock Option Plan and agreements listed in Section 3.3 of the Company Disclosure Schedule. No material change in such capitalization has occurred between March 3, 2000 and the date hereof. Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list of all outstanding options, warrants and other rights for the purchase of, or conversion into or exchange for Common Stock, the name of each holder thereof, the number of shares purchasable thereunder or upon conversion or exchange thereof and the per share exercise or conversion price or exchange rate of each option, warrant and other right. There are no options, warrants or other similar rights, agreements, arrangements, commitments or understanding, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, the Company or any of its subsidiaries other than those listed in Section 3.3 of the Company Disclosure Schedule. All securities subject to issuance as aforesaid upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Section 3.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock of any subsidiary or any other securities of the Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Except as set forth on Section 3.3 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"), other than Liens created by this Agreement.

            D. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, if required in accordance with Illinois Law, the adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock entitled to vote in accordance with the Illinois Law and the Company's articles of incorporation and by-laws (the "Requisite Company Vote"). The Board has determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger upon the terms and subject to the conditions of this Agreement, are fair to, advisable and in the best interests of, the Company and its stockholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            E.    Material Contracts; No Conflict; Required Filings and
                  Consents.

                  1. Section 3.5(a) of the Company Disclosure Schedule includes a list of all contracts, agreements, arrangements or understanding, whether or not in writing, to which the Company or any of its subsidiaries is a party or by which any of them is bound as of the date hereof, (i) which are required to be filed as "material contracts" with the SEC pursuant to the requirements of the Exchange Act; (ii) under which the consequences of a default, nonrenewal or termination could have a Material Adverse Effect; (iii) pursuant to which payments or acceleration of benefits may be required in excess of $100,000 in the aggregate upon a "change of control" of the Company or its subsidiaries;
(iv) which require the consent or waiver of a third party prior to the Company (or its subsidiary, if applicable) consummating the transactions contemplated by this Agreement, except where the failure to obtain such consent or waiver would not, individually or in the aggregate, have a Material Adverse Effect; (v) whose terms would have a Material Adverse Effect on the Offer; (vi) which pertain to the rental by the Company or its subsidiaries of accommodations and involve consideration in excess of $200,000 over the term of the Agreement or have a term that will expire more than six months from the date hereof; (vii) which constitute contracts, agreements, arrangements or understandings between the Company or its subsidiaries and any person for the rental by such person of accommodations and represent individually in excess of $200,000 in annual revenue to the Company or its subsidiaries, as applicable; or (viii) the termination of which would require or result in individual payments by the Company, Acquisition Sub, Fimalac-U.S., Parent or any of their subsidiaries or affiliates in excess of $100,000 (the contracts, agreements, arrangements or understandings referred to in clauses (i) through (viii) above are referred to collectively herein as the "Material Contracts") and, except as set forth in
Section 3.5(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is currently negotiating, in discussion with any person with respect to, or a party to any non-binding agreement or understanding with respect to, any Material Contract.

                  2. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the articles of incorporation or by-laws of the Company or any Subsidiary Document, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) except as set forth in Section 3.5(b) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in a modification of any right or benefit under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, or result in increased payments or cancellation under, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in the case of (ii) or (iii) only for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  3. Except as set forth in Section 3.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not require any consent, approval, authorization or permit of, or filing with or notification to, any national, federal, state, provincial or local governmental regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign (collectively, the "Governmental Authorities"), except for applicable requirements, if any, of the Securities Act, the Exchange Act, the Investment Advisors Act of 1940, as amended, state securities laws ("Blue Sky Laws"), the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by the Delaware Law or the Illinois Law.

            F.    Compliance, Permits.

                  1. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                  2. The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities that are necessary to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"), except when the failure to have such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, and neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of any applicable laws or regulations except, in each case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

            G.    SEC Filings; Financial Statements.

                  1. The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1997, including (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1999, (iv) all other reports or registration statements filed by the Company with the SEC since January 1, 1999 and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since January 1, 1999 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.7(a) of the Company Disclosure Schedule, none of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC or any national securities exchange or quotation service or comparable Governmental Authority.

                  2. The consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                  3. The unaudited consolidated financial statements of the Company as of and for the period ending December 31, 1999 (including the related notes and schedules thereto) delivered to the Parent prior to the date hereof (the "1999 Financial Statements") were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as at December 31, 1999 and the consolidated results of their operations and cash flows for the year then ended.

            H. Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports or in Section 3.8 of the Company Disclosure Schedule, since September 30, 1999, the Company and its subsidiaries have conducted their business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the articles of incorporation or By-laws of the Company; (iii) any damage to, or destruction or loss of, any asset of the Company or its subsidiaries (whether or not covered by insurance) that would have a Material Adverse Effect; (iv) any material change by the Company or its subsidiaries in their accounting methods, principles or practices; (v) any material revaluation by the Company or its subsidiaries of any of their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any sale of a material amount of property of the Company or any of its subsidiaries, except in the ordinary course of business;
(vii) any declaration, setting aside or payment of any dividend or distribution in respect of Shares or any redemption, purchase or other acquisition of any of the Company's securities (except as contemplated by this Agreement); (viii) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any subsidiary, in each case except in the ordinary course of business consistent with past practice or except as required by applicable law;
(ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset of the Company or any of its subsidiaries, other than in the ordinary course of business, consistent with past practice; (x) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of its subsidiaries, other than advances to employees to cover travel and other ordinary business-related expenses in the ordinary course of business consistent with past practice; (xi) any incurrence or assumption by the Company or any of its subsidiaries of any indebtedness for borrowed money or any guarantee, endorsement or other incurrence or assumption of a material liability (whether directly, contingently or otherwise) by the Company or any of its subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of the Company), in each case other than in the ordinary course of business consistent with past practice; or (xii) any modification, amendment, assignment or termination of or relinquishment by the Company or any of its subsidiaries of any rights under any Material Contract that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            I. No Undisclosed Liabilities. Except as set forth in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) included in the 1999 Financial Statements, (b) incurred in the ordinary course of business and not required under U.S. generally accepted accounting principles to be reflected on the 1999 Financial Statements, (c) incurred since December 31, 1999 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, (e) disclosed in the Company SEC Reports or (f) which would not have a Material Adverse Effect.

            J. Absence of Litigation. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any Governmental Authority or body, domestic or foreign, nor are there, to the Company's knowledge, any investigations or reviews by any Governmental Authority pending or threatened against, relating to or affecting, the Company or any of its subsidiaries that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect.

            K.    Employee Benefit Plans, Employment Agreements.

                  1. Section 3.11(a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended; ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA) and all other bonus, stock option, stock purchase, incentive or deferred compensation, supplemental retirement, severance and other fringe or employee benefit plans, programs, or arrangements, and any current or, to the extent the Company or any subsidiary thereof may have any continuing liability thereunder, former employment, executive compensation, stay, change in control, consulting, noncompetition or severance agreements, programs or policies, written or otherwise, for the benefit of, or relating to, any employee of or consultant to, and which is maintained or contributed to, by the Company, any trade or business

(whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company (collectively the "Company Employee Plans"). There have been made available to Parent copies of (i) each such written Company Employee Plan and
(ii) the three most recent annual reports on Form 5500, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing.

            2. (i) Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than post-employment benefits provided in accordance with the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable state law).

                  (ii) None of the Company Employee Plans is (A) a "multiemployer plan" as such term is defined in Section 3(37) of ERISA or (B) a plan subject to Title IV of ERISA.

                  (iii) Except as set forth on Section 3.11(b) of the Company Disclosure Statement, (A) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (B) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them as of and through the date hereof under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Employee Plans; (C) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (D) there is no pending or, to the knowledge of the Company, threatened litigation, administrative action or proceeding relating to any Company Employee Plan (other than claims for benefits in the ordinary course of business); (E) there has been no announcement or commitment by the Company or any of its subsidiaries to create an additional Company Employee Plan or to amend a Company Employee Plan except for amendments required by applicable law or changes in the ordinary course, in each case which do not materially increase the cost of such Company Employee Plan; and (F) the Company has no liability, whether absolute or contingent, direct or indirect, including any obligations under any Company Employee

Plan, with respect to any misclassification of a person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

                  (iv) Except as specifically identified in Section 3.11(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) increase the amount of, accelerate the time of payment of, or the vesting of compensation payable to any employee of the Company or an ERISA Affiliate or (b) result in any liability to any present or former employee established or maintained in or under a non-U.S. jurisdiction, including but not limited to, as a result of the Worker Adjustment Retraining and Notification Act. Neither the Company nor any ERISA Affiliate maintains or contributes to any Employee Plan established or maintained in or under a non-U.S. jurisdiction.

            3. Section 3.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any Stock Option as of the date hereof, together with the number of shares of Common Stock subject to such Stock Option, the exercise price of such Stock Option (to the extent determined as of the date hereof), whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO") and the expiration date of such option; and (ii) any other right granted by the Company to acquire, directly or indirectly, Common Stock, together with the number of shares of Common Stock subject to such right.
Section 3.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights. Upon the purchase by Acquisition Sub of Shares pursuant to the Offer (i) the provisions in the Company Stock Option Plan with respect to the right or obligation to issue or grant additional options or rights to acquire Common Stock shall be terminated and (ii) the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary thereof shall be cancelled.

            L.    Employment and Labor Matters.

                  1. Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, there are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have had or could have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to, any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes or lockouts, or any material slowdowns, work stoppages, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

                  2. Neither the Company nor any of its subsidiaries has violated, in a manner that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, any provision of federal or state law or any rule, regulation, order, ruling, decree, judgment or arbitration award of any Governmental Authority regarding the terms and conditions of employment of employees, former employees, or prospective employees or other labor related matters, including without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

            M. Schedule 14D-9; Offer Documents; Proxy Statement. Neither the
Schedule 14D-9, nor any of the information provided by the Company or its auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Offer Documents, shall, on the respective dates the
Schedule 14D-9 or the Offer Documents are filed with the SEC or on the date first published, sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement or similar materials distributed to the Company's stockholders in connection with the Merger, including any amendments or supplements thereto, shall not, at the time filed with the SEC, at the time mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent, Fimalac-U.S., Acquisition Sub or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the
Schedule 14D-9 or the Proxy Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and any other applicable law.

            N.    Restrictions on Business Activities.

                  1. Except for this Agreement and except as set forth on
Section 3.14(a) of the Company Disclosure Schedule, to the Company's knowledge, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, in any location in the world, except for any prohibition or impairment as would not, individually or in the aggregate, have a Material Adverse Effect.

                  2. To the Company's knowledge, none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any of its subsidiaries from, directly or indirectly, engaging in any of the businesses described in paragraph (a) above.

            O. Title to Property. Except as set forth in Section 3.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect. Section 3.15(a) of the Company Disclosure Schedule is a schedule of all leases of real property ("Real Property Leases") (i) pursuant to which the Company or any of its subsidiaries lease from others or (ii) pursuant to which third parties lease from the Company or any of its subsidiaries. The Real Property Leases and all leases of personal property by the Company or its subsidiaries from others are in good standing, valid and effective in accordance with their respective terms and there is not, to the knowledge of the Company, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries owns any real property.

            P.    Taxes.

                  1. For purposes of this Agreement, "Audit" shall mean any audit, assessment, action, suit, claim or other examination relating to Taxes by any tax authority or any judicial or administrative proceedings related to Taxes; "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

                  2. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, the Company and its subsidiaries (for such periods as each subsidiary was owned, directly or indirectly, by the Company) have filed all income Tax Returns and all other material Tax Returns required to be filed by them and all such Tax Returns are true and correct in all material respects, and the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and except as may be determined to be owed upon completion of any tax return not yet filed based upon an extension of time to file, and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required and except to the extent the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Section 3.16(b) of the Company Disclosure Schedule:

                        (a) there are no tax liens on any assets of the Company or any subsidiary thereof, except to the extent that such a lien would not have a Material Adverse Effect upon the Company or any of its subsidiaries;

                        (b) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax that is currently in effect;

                        (c) as of the date hereof, no Federal, state, local or foreign Audits are pending (A) with regard to any Taxes or Tax Returns of the Company or its subsidiaries and (B) for which the Company or any of its subsidiaries has received written notice. Neither the Company nor any of its subsidiaries has received written notification that such an Audit may be commenced, and, to the best knowledge of the Company and its subsidiaries, no such Audit is threatened;

                        (d) the United States Federal income Tax Returns of the Company and its subsidiaries have been examined by the applicable tax authorities or closed without audit by applicable statutes of limitations for all periods through and including December 31, 1995, and as of the date hereof no material adjustments have been asserted as a result of such examinations which have not been (x) resolved and fully paid or (y) reserved on the 1999 Financial Statements in accordance with U.S. generally accepted accounting principles;

                        (e) neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes with any person other than the Company and its subsidiaries, and the Company has provided Parent with copies of any such agreement that the Company or any of its subsidiaries has entered into with any other subsidiary of the Company;

                        (f) neither the Company nor any of its subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) other than the affiliated group of which the Company is the "parent" and, except with respect to any group of which only the Company and/or its subsidiaries are members, is not subject to Treas. Reg. 1.1502-6 (or any similar provision under foreign, state or local law) for any period;

                        (g) neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger;

                        (h) proper and materially accurate amounts have been duly and timely (x) withheld by the Company and its subsidiaries from their employees in compliance with the tax withholding provisions of applicable U.S. federal, state and local laws and (y) paid over to appropriate taxing authorities;

                        (i) neither the Company nor any of its subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign tax law) by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries, and the IRS has not notified the Company in writing that it has initiated or proposed any such adjustment or change in accounting method;

                        (j) no closing agreement that could affect the Taxes of the Company or any of its subsidiaries for periods ending after the Effective Time pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company or any of its subsidiaries;

                        (k) there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company or any of its subsidiaries by reason of Section 162(m) or Section 280G of the Code and neither the Company nor any of its subsidiaries has made any such payments;

                        (xii) neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code; and

                        (xiii) no material tax elections have been made or filed by or with respect to the Company or any of its subsidiaries.

            Q. Environmental Matters. Except in all cases as, in the aggregate, have not had and would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) to the Company's knowledge have obtained all applicable permits, licenses and other authorizations (collectively, the "Environmental Permits") which are required to be obtained under all applicable U.S. federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by the Company or its subsidiaries (or their respective agents) which Environmental Permits are in full force and effect; (ii) to the Company's knowledge are in compliance in all material respects with all terms and conditions of such Environmental Permits;
(iii) are in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iv) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or Environmental Permits or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Permits or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous toxic material or waste; and (v) to the Company's knowledge, have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

            R.    Intellectual Property.

                  1. Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property (as defined below) owned or used by the Company or its subsidiaries, excluding over-the-counter shrink-wrapped software. The Company and each of its subsidiaries owns free and clear of all Liens, or is licensed or otherwise possesses legally enforceable right to use all patents, trademarks, trade names, service marks, and any applications therefor, and computer software programs or applications (the "Intellectual Property") that are used in its respective business as currently conducted, and such rights constitute all the rights necessary for the Company and its subsidiaries to conduct their business as currently conducted except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

                  2. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party Intellectual Property ("Third Party Intellectual Property Rights"). After the completion of the transactions contemplated by this Agreement, the Company will continue to own all right, title and interest in, and to have a license to use all Intellectual Property material to its or any of its subsidiaries' business and operations on terms and conditions identical in all material respects to those enjoyed by the Company immediately prior to such transactions. No claims with respect to the Intellectual Property owned by the Company or any of its subsidiaries (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the Company, are threatened by any person, except claims that would not have a Material Adverse Effect. The Company does not know of any valid grounds for any bona fide claims (i) against the use by the Company or any of its subsidiaries of any Intellectual Property used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (ii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company or its subsidiaries; or (iii) challenging the license or legally enforceable right to use of the Third Party Property Rights by the Company or any of its subsidiaries, except claims that would not have a Material Adverse Effect.

                  3. To the Company's knowledge, all Company Intellectual Property Rights are valid and subsisting, except as would not have a Material Adverse Effect. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries, except any use, infringement or misappropriation that would not have a Material Adverse Effect.

                  4. All software, hardware, databases, and embedded control systems (collectively, the "Systems") used by the Company and its subsidiaries are Year 2000 Compliant (as defined below), except for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted in a Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year.

            S. Interested Party Transactions. Except as set forth in the Company SEC Reports, since January 1, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to
Item 404 of Regulation S-K promulgated by the SEC.

            T. Insurance. All material fire and casualty, general liability, business interruption, and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide, to the Company's knowledge, full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are, to the Company's knowledge, in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as would not, individually or in the aggregate, have a Material Adverse Effect.

            U. Opinion of Financial Adviser. The Board has received the written opinion of the Company's financial advisor, Peter J. Solomon Company, to the effect that, as of the date of this Agreement, the Per Share Amount is fair to the Company's stockholders from a financial point of view and the Company has delivered or will, promptly after receipt of such written opinion, deliver a signed copy of that opinion to Parent.

            V. Brokers. No broker, finder or investment banker (other than Peter
J. Solomon Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Peter J. Solomon Company pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

            W. Sections 7.85 and 11.75 of Illinois Law Not Applicable. The Board has taken all actions so that the restrictions contained in Sections 7.85 and
11.75 of the Illinois Law applicable to a "business combination" (as defined in such Section 11.75) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Offer or the Merger or the other transactions contemplated by this Agreement.

            X. Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the charter documents of the Company, the Illinois Law, other applicable law or otherwise) to approve this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement.

                                       IV.

                        REPRESENTATIONS AND WARRANTIES OF
                    PARENT, Fimalac-U.S. AND ACQUISITION SUB

            Parent, Fimalac-U.S. and Acquisition Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the section of the written disclosure schedule delivered on or prior to the date hereof, by Parent to the Company (the "Parent Disclosure Schedule") corresponding to each representation and warranty made hereunder by Parent, Fimalac-U.S. and Acquisition Sub:

            A. Organization and Qualification; Subsidiaries. Each of Parent, Fimalac-U.S. and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent, Fimalac-U.S. and Acquisition Sub has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Fimalac-U.S. or Acquisition Sub. Each of Parent, Fimalac-U.S. and Acquisition Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. Fimalac-U.S. is a wholly-owned subsidiary of Parent and Acquisition Sub is a wholly-owned subsidiary of Fimalac- U.S.

            B. Authority Relative to this Agreement. Each of Parent, Fimalac-U.S. and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Fimalac-U.S. and Acquisition Sub and the consummation by each of Parent, Fimalac-U.S. and Acquisition Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent, Fimalac-U.S. and Acquisition Sub, and no other corporate proceedings on the part of Parent, Fimalac-U.S. or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Fimalac-U.S. and Acquisition Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, Fimalac-U.S. and Acquisition Sub enforceable against each of them in accordance with its terms.

            C.    No Conflict, Required Filings and Consents.

                  1. The execution and delivery of this Agreement by Parent, Fimalac-U.S. and Acquisition Sub do not, and the performance of this Agreement by Parent, Fimalac-U.S. and Acquisition Sub will not, (i) conflict with or violate the certificate of incorporation (or equivalent organizational documents) or by-laws of Parent, Fimalac-U.S. or Acquisition Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or modification in a manner materially adverse to Parent or its subsidiaries of any right or benefit under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, repayment or repurchase, increased payments or cancellation under, or result in the creation of a Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of (ii) or (iii) only, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or its subsidiaries.

                  2. The execution and delivery of this Agreement by each of Parent, Fimalac-U.S. and Acquisition Sub does not, and the performance of this Agreement by each of Parent, Fimalac-U.S. and Acquisition Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the Delaware Law or the Illinois Law.

            D. Offer Documents; Schedule 14D-9; Proxy Statement. Neither the Offer Documents, nor any of the information provided by Parent, Fimalac-U.S. or Acquisition Sub or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Schedule 14D-9 shall, on the respective dates the Offer Documents or the Schedule 14D-9 are filed with the SEC or on the date first published, sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent, Fimalac-U.S. nor Acquisition Sub makes any representation or warranty with respect to any information provided by the Company or by its auditors, legal counsel, financial advisors, or other consultants or advisors specifically for use in the Offer Documents. None of the information provided by Parent, Fimalac-U.S. or Acquisition Sub or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply in all material respects with the provisions of the Exchange Act and any other applicable law.

            E.    No Prior Activities; Financing.

                  1. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquisition Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                  2. Parent has available to it funding necessary to satisfy Acquisition Sub's obligations hereunder including, without limitation, the obligation to pay the aggregate Per Share Amount pursuant to the Offer and the aggregate Merger Consideration pursuant to the Merger and to pay all related fees and expenses in connection with the Offer and the Merger. Parent shall make available (i) to Acquisition Sub sufficient cash to purchase Shares to be purchased pursuant to the Offer prior to such purchase and (ii) to Acquisition Sub, for deposit in the Exchange Fund, sufficient cash to pay the aggregate Merger Consideration pursuant to the Merger prior to the Effective Time.

            F. Ownership of Shares. As of the date hereof, neither Parent nor any of its affiliates beneficially owns any Shares (except that a subsidiary of Fimalac- U.S. owns 100 Shares) or is an "Interested Shareholder" as defined in
Section 7.85 or Section 11.75 of the Illinois Law.

                                       V.

                               CONDUCT OF BUSINESS

            A. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the time Parent's designees are elected as directors of the Company pursuant to Section 1.3, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld, delayed, or conditioned, the Company shall, unless expressly authorized to do otherwise pursuant to paragraphs (a) through (o) below, in all material respects conduct its business and shall cause the businesses of its subsidiaries to be conducted only in the ordinary course of business consistent with past practice, and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has a significant business relations. Without limiting the foregoing, except as contemplated by this Agreement or as set forth on Section 5.1 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the time Parent's designees are elected as directors of the Company pursuant to Section 1.3, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  1. amend or otherwise change the articles of incorporation or by-laws of the Company or any of the Subsidiary Documents;

                  2. issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities, exchangeable securities or other rights of any kind to acquire any shares of capital stock of any class, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries or affiliates (except for (i) the issuance of shares of Common Stock issuable pursuant to the Stock Options or agreements listed on Section 3.3 of the Company Disclosure Schedule and (ii) the issuance of shares of Company Common Stock required to be issued to participants in the Company's Employee Plans pursuant to the terms thereof);

                  3. sell, pledge, dispose or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) disposition of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $100,000);

                  4. (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except for the payment of the Company's regular quarterly cash dividend of $0.03 per share declared prior to the date hereof except that a wholly owned subsidiary of the Company may declare and pay a dividend or make advances to its parent or the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Common Stock or any option, warrant, convertible or exchangeable securities or other right, directly or indirectly, to acquire shares of Common Stock, or propose to do any of the foregoing, except for the acceleration or termination of Stock Options pursuant to the terms of the Company Stock Option Plan and the exercise of such Stock Options or the termination of any other arrangement providing for the issuance of shares thereunder;

                  5. (i) acquire (by merger, consolidation, or acquisition of stock or assets) any material property or assets, make any investment in, or make any capital contributions to, any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice or in connection with purchases of equipment or capital improvements, make any loans or advances (other than loans or advances to or from direct or indirect wholly owned subsidiaries), (iii) enter into, terminate or amend any Material Contract or agreement other than in the ordinary course of business or where such contract, termination or amendment would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries;
(iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $300,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

                  6. (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practice and in amounts that are in the aggregate reflected in the budgets previously provided to Parent, (ii) except pursuant to the existing agreements set forth on Section 3.11(a) of the Company Disclosure Schedule, grant any severance or termination pay to, or enter into any severance agreement or other agreement providing for severance payments with, any director, officer or other employee of the Company or any of its subsidiaries, (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, (iv) enter into any employment or consulting agreement except with respect to new hires of employees who are not executive officers or senior management personnel in the ordinary course of business or (v) accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits except as required under the Company Employee Plans; except in each of (i) through (v), as may be required by law;

                  7. take any action to change material accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by U.S. generally accepted accounting principles;

                  8. make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the 1999 Financial Statements;

                  9. pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the 1999 Financial Statements or incurred in the ordinary course of business and consistent with past practice;

                  10. enter into any compromise or settlement of, or take any material action with respect to, any litigation, action, suit, claim, proceeding or investigation other than the prosecution, defense and settlement of routine litigation, actions, suits, claims, proceedings or investigations in the ordinary course of business;

                  11. adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as defined in Section 5.2 of this Agreement);

                  12. enter into any agreement, understanding or commitment that restrains, limits or impedes the Company's ability to compete with or conduct any business or line of business;

                  13. plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its subsidiaries, except, only with respect to employees who do not exercise the functions of general manager, the equivalent or higher, in the ordinary course of business consistent with past practice;

                  14. enter into any new agreement to acquire or rent accommodations (x) involving aggregate rental payments in an amount in excess of $100,000 or which will remain in effect for longer than six months from the date hereof or (y) on other than ordinary course of business terms; or

                  15. take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any action which would make any of the representations or warranties of the Company contained in this

Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

            B.    No Solicitation; Acquisition Proposals.

                  (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or representative or agent of the Company or any of its subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any of its subsidiaries) to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate the initiation of any inquiries or proposals regarding an Acquisition Proposal (as hereinafter defined), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or (iii) agree to approve or recommend any Acquisition Proposal; provided, however, that nothing contained in this Section 5.2 shall prohibit the Company or the Board from taking and disclosing to stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith reasonable judgment of the Board after consultation with outside legal counsel, the failure to so disclose would be inconsistent with its fiduciary obligations to stockholders under applicable law; and provided, further, that, prior to the time at which Acquisition Sub shall have accepted Shares for payment pursuant to the Offer and to the extent that the Board determines in good faith (after consultation with outside legal counsel) that not to do so would be inconsistent with its fiduciary duties to stockholders under applicable law, (y) the Board on behalf of the Company may, in response to an unsolicited bona fide written Acquisition Proposal (as hereinafter defined), make such inquiries of the Third Party (as hereinafter defined) making such unsolicited bona fide written Acquisition Proposal as may be necessary to inform itself of the particulars of the Acquisition Proposal and, if the Board reasonably believes that such Acquisition Proposal may constitute a Superior Proposal (as hereinafter defined), furnish information or data (including, without limitation, confidential information or data) relating to the Company or its subsidiaries to, and participate in negotiations with, the Third Party (as hereinafter defined) making such unsolicited bona fide written Acquisition Proposal and (z) following receipt of a Superior Proposal (as hereinafter defined), the Board may withdraw or modify its recommendation relating to the Offer or the Merger if the Board determines in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to stockholders under applicable law. Subject to the Company's right to terminate this Agreement pursuant to Section 8.1(f), nothing in this Agreement and no action taken by the Board pursuant to this Section 5.2 will permit the Company to enter into any agreement or undertaking providing for any transaction contemplated by an Acquisition Proposal for so long as this Agreement remains in effect.

            As used in this Agreement, "Acquisition Proposal" means a proposal for either (i) a transaction pursuant to which any person (or group of persons) other than the Parent or its affiliates (a "Third Party") would acquire 25% or more of the outstanding shares of the Common Stock of the Company pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party would acquire 25% or more of the outstanding shares of the Common Stock of the Company or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value equal to 25% or more of the fair market value of all the assets of the Company immediately prior to such transaction, (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, (v) a self tender offer, or (vi) any transaction subject to Rule 13(e)-3 under the Exchange Act. No Acquisition Proposal received by the Company following the date of this Agreement shall be deemed to have been solicited by the Company or any of its officers, directors, employees, representatives and agents (including, without limitation, any investment banker, attorney or accountant retained by the Company) in violation of Section 5.2 solely by virtue of the fact that the person or entity making such Acquisition Proposal made an Acquisition Proposal prior to the date of this Agreement or the fact that the Company or any of its officers, directors, employees, representatives and agents (including, without limitation, any investment banker or attorney retained by the Company) solicited such Acquisition Proposal prior to February 29, 2000.

            As used in this Agreement, "Superior Proposal" means an Acquisition Proposal that (i) is not subject to any financing contingencies or is, in the good faith judgment of the Board after consultation with a nationally recognized financial advisor, reasonably capable of being financed and (ii) the Board determines in good faith, based upon such matters as it deems relevant, including an opinion of a nationally recognized financial advisor, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger.

                   (b) Prior to providing any information to or entering into discussions with any person in connection with an Acquisition Proposal by a person as set forth in Section 5.2(a), the Company shall receive from such person an executed confidentiality agreement in reasonably customary form and shall notify Parent orally and in writing of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) or any inquiries indicating that any person is considering making or wishes to make an Acquisition Proposal, as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal, and shall thereafter inform Parent on a prompt basis of (i) any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information provided to such person which has not previously been provided to Parent and (ii) any request by any person for nonpublic information relating to its or any of its subsidiaries' properties, books or records.

                   (c) Subject to the foregoing provisions of this Section 5.2, the Company shall immediately cease any existing discussions or negotiations with any person (other than Parent and Acquisition Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

                   (d) The Company shall ensure that the officers and directors of the Company and its subsidiaries and any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.2.

                                       VI.

                              ADDITIONAL AGREEMENTS

            A. HSR Act. As promptly as practicable after the date of this Agreement, the Company and Parent shall file notifications under the HSR Act in connection with the Offer, the Merger and the transactions contemplated hereby and shall respond as promptly as practicable to any inquiries and requests received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and from any State Attorney General or other Governmental Authority in connection with antitrust matters.

            B. Access to Information; Confidentiality. Upon reasonable notice and subject to (i) restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), and (ii) the Company's written consent (which consent shall not be unreasonably withheld) with respect to current or future prices of products and services or information relating to specific customers or other competitively sensitive information, the Company shall, and shall cause each of its subsidiaries to afford, to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, Fimalac-U.S., Acquisition Sub or the financing sources of Parent or Acquisition Sub reasonable access during normal business hours, during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent, Fimalac-U.S. or Acquisition Sub all information concerning its business, properties and personnel as Parent, Fimalac-U.S. or Acquisition Sub may reasonably request, and each shall make available to Parent, Fimalac-U.S. and Acquisition Sub the appropriate individuals (including attorneys, accountants, and other professionals) for discussion of the Company's business, properties and personnel as Parent, Fimalac-U.S. or Acquisition Sub may reasonably request. Any such investigation by Parent, Fimalac-U.S. or Acquisition Sub shall not affect the representations or warranties of the Company contained in this Agreement. Parent, Fimalac-U.S. and Acquisition Sub shall keep such information confidential in accordance with the terms of the confidentiality letter dated January 25, 2000 (the "Confidentiality Letter"), between Parent and the Company, which Confidentiality Letter shall survive termination of this Agreement. Upon any termination of this Agreement, Parent shall, upon written request of the Company, destroy or collect and deliver to the Company all documents obtained by it or any of its representatives pursuant to this Section 6.2 then in their possession and any copies thereof.

            C. Consents; Approvals. Subject to Section 5.2, the Company, Parent, Fimalac-U.S. and Acquisition Sub shall each use their reasonable best efforts to take all appropriate action to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, including, without limitation, using their best efforts to obtain all consents, waivers, approvals, authorizations or orders of Governmental Authorities and parties to contracts with the Company or any of its subsidiaries, and the Company, Parent, Fimalac-U.S. and Acquisition Sub shall make all filings including, without limitation, all filings with Governmental Authorities required in connection with the authorization, execution and delivery of this Agreement by the Company, Parent, Fimalac-U.S. and Acquisition Sub, the consummation by them of the transactions contemplated hereby and to fulfill the conditions to the Offer and the Merger. The Company and Parent shall furnish all information required to be included in the Proxy Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

            D.    Indemnification and Insurance.

                  1. The articles of incorporation and by-laws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation at least as protective to any officer or director as those set forth in the articles of incorporation and by-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

                  2. The Company shall, to the fullest extent permitted under applicable law or under the Company's articles of incorporation or by-laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Fimalac-U.S. and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's articles of incorporation or by-laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions or alleged acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the respective articles of incorporation or by-laws of the Company or the subsidiaries or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) in which there exists no conflict between the interests of the indemnifying party and the Indemnified Party, the indemnifying party shall have a right to assume and direct all aspects of the defense thereof, including settlement, and the Indemnified Party shall cooperate in the defense of any such matter. The Indemnified Party shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. The indemnifying party shall not settle any such matter unless (i) the Indemnified Party gives prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the settlement provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement provides the Indemnified Party with a full release and discharges all rights against the Indemnified Party with respect to such matter. In no event shall the indemnifying party be liable for any settlement effected without its prior written consent; provided that if such indemnifying party elected not to assume and direct the defense of such action, such indemnifying party's consent to such settlement shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this
Section 6.4(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Fimalac-U.S. and the Surviving Corporation (but the failure so to notify shall not relieve the indemnifying party from any liability which it may have under this Section 6.4(b) except to the extent of any damages caused by such failure to the indemnifying party), and shall deliver to Fimalac-U.S. and the Surviving Corporation the undertaking contemplated by
Section 8.75(e) of the Illinois Law. If the indemnifying party does not assume the defense of any such action, the Indemnified Parties as a group may retain only one law firm in each jurisdiction to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The indemnity agreements of Fimalac-U.S. and the Surviving Corporation in this Section 6.4(b) shall extend, on the same terms to, and shall inure to the benefit of and shall be enforceable by, each person or entity who controls, or in the past controlled, any present or former director, officer or employee of the Company or any of its subsidiaries.

                  3. This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Fimalac-U.S. and the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that Fimalac-U.S. or Surviving Corporation or any of their successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of Fimalac-U.S. or the Surviving Corporation (as the case may be) assume the obligations of Fimalac-U.S. and the Surviving Corporation set forth in this Section.

            E. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Acquisition Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            F. Further Action. Upon the terms and subject to the conditions hereof (including, without limitation, Section 5.2), each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Parent and Fimalac-U.S. shall take all action necessary to cause Acquisition Sub to perform its obligations under this Agreement and to make the Offer and purchase Shares and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

            G. Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Offer, the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other part, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the New York Stock Exchange or the Paris Bourse, if it has used all reasonable efforts to consult with the other party.

            H. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

            I. Employee Benefit Plans. Parent agrees that the employees of the Company will continue to be provided with benefits under employee benefit plans (other than plans involving the potential issuance of or investment in securities of the Company or similar performance-based incentive plans) that in the aggregate are substantially comparable to those currently provided by the Company to such employees. Following the Effective Time, Parent shall cause service by employees of the Company to be taken into account for purpose of eligibility to participate and vesting under any benefit plans of Parent or its subsidiaries (including the Surviving Corporation) which cover such employees, to the same extent such service was counted under a similar plan of the Company. From and after the Effective Time, Parent shall (i) cause to be waived any pre-existing condition limitations and evidence of insurability requirements under benefit plans of Parent or its subsidiaries in which employees of the Company participate, and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents under the Company's benefit plans during the portion of the calendar year prior to their participation in the benefit plans provided by Parent and its subsidiaries. Parent shall cause the Surviving Corporation to honor all employee benefit obligations to current and former employees under the Company Employee Plans accrued as of the Effective Time and all employee severance plans and all employment or severance agreements set forth in Section 3.11(a) of the Company Disclosure Schedule. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit or obligate Parent or any affiliate of Parent to (i) make any particular benefit plan or benefit available to any employee, (ii) continue any particular benefit plan or benefit or (iii) refrain from terminating or amending any particular benefit plan or benefit.

            J. Delisting of Securities. As soon as practicable following the Effective Time, the parties hereto shall take all action necessary to cause the Company's Common Stock to be de-listed from the New York Stock Exchange and de-registered under the Exchange Act.

            Section 6.11 Audited Financial Statements. As soon as practicable but in any case five (5) business days prior to the initial expiration date of the Offer, the Company shall provide to Parent and Acquisition Sub copies of the fully audited consolidated financial statements of the Company and its consolidated subsidiaries for the Company's fiscal year ended December 31, 1999.

            Section 6.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective boards of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

            Section 6.13 Financing Efforts. If an event of the type listed in clause (f) of Annex A hereto shall have occurred and, as a consequence thereof, the Parent's and the Acquisition Sub's financing for the Offer is withdrawn or otherwise unavailable, and if the other conditions to the Offer have otherwise been satisfied, the Parent will use reasonable best efforts to arrange alternative financing for the Offer (provided that the terms thereof are not materially worse than those available to it previously).

                                      VII.

                            CONDITIONS TO THE MERGER

            A.    Conditions to Obligation of Each Party to Effect the Merger.

            The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver to the extent permissible under law at or prior to the Effective Time of all the following conditions:

                  1. Purchase of Shares. Acquisition Sub shall have accepted and purchased Shares pursuant to the Offer.

                  2. HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

                  3. No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Section 6.3.

                  4. Governmental Actions. There shall not be in effect any judgment, decree or order of any Governmental Authority, administrative agency or court of competent jurisdiction prohibiting or limiting Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or compelling Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

                  5. Stockholders' Approval. The Merger shall have been approved by the shareholders of the Company, if and to the extent a vote of the stockholders of the Company shall be required in respect of the Merger in accordance with Illinois Law.

            B. Conditions to Obligation of Parent, Fimalac-U.S. and Acquisition Sub. The respective obligations of Parent, Fimalac-U.S. and Acquisition Sub to effect the Merger shall be subject to the satisfaction or waiver to the extent permissible under law at or prior to the Effective Time of the following condition:

                  1. Representations and Warranties True. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects when made.

                                      VIII.

                                   TERMINATION

            A. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                  1. by mutual written consent duly authorized by the boards of directors or any committee thereof of Parent, Fimalac-U.S., Acquisition Sub and the Company, subject to compliance with Section 1.3(c);

                  2. by either Parent or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party who has not complied with its obligations under Sections 6.3 and 6.6 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

                  3. by either Parent or the Company if (A) as the result of the failure of any of the conditions set forth in Annex A to this Agreement, the Offer shall have expired or Acquisition Sub shall have terminated the Offer in accordance with its terms without Acquisition Sub having purchased any Shares pursuant to the Offer or (B) Acquisition Sub shall have failed to accept for purchase and pay for Shares pursuant to the Offer by May 12, 2000 unless such failure by Acquisition Sub is a result of the receipt by the Company of a bona fide unsolicited Acquisition Proposal or a request for additional information under the HSR Act or the failure to obtain any necessary governmental or regulatory approval, in which case the date by which Acquisition Sub shall accept for purchase and pay for Shares shall be extended to June 30, 2000 (provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose breach or failure to fulfill any obligation under this Agreement has been the cause of or resulted in any of the circumstances described in clauses (A) and (B) before such dates);

                  4. by Parent, prior to the purchase of Shares pursuant to the Offer, if the Board shall have (i) withdrawn or modified in a manner adverse to Parent, Fimalac-U.S. or Acquisition Sub, or publicly taken a position materially inconsistent with, its approval or recommendation of the Offer, the Merger or the transactions contemplated by this Agreement, (ii) approved, endorsed or recommended an Acquisition Proposal, or (iii) publicly disclosed any intention to do any of the foregoing;

                  5. by the Company, prior to the purchase of Shares pursuant to the Offer, or the Parent, at any time prior to the Effective Time, (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement that are qualified by reference to materiality shall not be true and correct when made or any representation or warranty of the Company or Parent, respectively, set forth in this Agreement that are not qualified by reference to materiality shall not be true and correct in all material respects when made, or (ii) upon a breach of or failure to perform in any material respect any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement except, in each of (i) and (ii) above, where the failure to perform such covenants or agreements or the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on the Company, Parent or the Offer (either (i) or (ii) above being a "Terminating Breach"); provided however, that, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 8.1(e), and provided further that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose breach of or failure to fulfill its obligations under this Agreement resulted in the failure of any such condition; or

                  6. by the Company, following the receipt by the Company after the date hereof, under circumstances not involving any breach of the provisions of Section 5.2, of an unsolicited bona fide Superior Proposal, if the Board, after consultation with outside legal counsel, shall have determined in good faith that the failure to terminate this Agreement would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided that (i) the Company has complied with all provisions of Section 5.2, including the notice provisions therein, (ii) such termination shall only be effective if the Company enters into a definitive agreement providing for the transactions contemplated by such Acquisition Proposal immediately following such termination; (iii) the Board shall have given Parent at least two business days prior written notice of its determination to terminate this Agreement pursuant to this Section 8.1(f) and shall have afforded Parent a reasonable opportunity within such two business day-period to amend its Offer; and (iv) the Company pays Parent the Termination Fee (as defined below) in accordance with provisions of Section 8.3.

            B. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers, employees or stockholders except as set forth in Sections 3.22, 6.2, 6.7, 8.1 and 8.3 and
Article IX and this Agreement shall otherwise forthwith become void. Except as otherwise provided in Section 8.3, nothing herein shall relieve any party from liability for any willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

            C.    Fees and Expenses.

                  1. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                  2. The Company shall pay Parent a fee of $16,000,000 (the "Termination Fee") plus the amount of the actual out-of-pocket expenses (not to exceed $2 million) incurred by Parent, Fimalac-U.S. and Acquisition Sub in connection with this Agreement and the transactions contemplated hereby if this Agreement is terminated (x) by Parent pursuant to Section 8.1(d), or (y) by the Company pursuant to Section 8.1(f), or (z) by the Company or Parent pursuant to
Section 8.1(c) if, at the time of such termination pursuant to Section 8.1(c), the Minimum Condition had not been satisfied and an Acquisition Proposal had been publicly announced and, within twelve months of such termination pursuant to Section 8.1(c), any person or entity (other than Parent) has acquired, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, a majority of the voting power of the outstanding securities of the Company or a majority of the assets of the Company. The Termination Fee payable pursuant to this Section 8.3(b) shall be paid by wire transfer in immediately available funds immediately upon termination of this Agreement as set forth above, except in the case of a termination pursuant to Section 8.1(c), in which case it shall be paid immediately upon satisfaction of the conditions to payment set forth in clause
(z) of the preceding sentence. The out-of- pocket expenses shall be paid promptly upon receipt of reasonable documentation of such expenses. Except as provided in this Section 8.3(b), upon termination of this Agreement pursuant to Sections 8.1(d) or 8.1(f), or upon termination of this Agreement pursuant to Section 8.1(c) under circumstances in which a Termination Fee is payable hereunder, none of the parties hereto shall have any liability hereunder.

                                       IX.

                               GENERAL PROVISIONS

            A. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 9.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.l, as the case may be, except that this Section
9.1 shall not limit any covenant or any agreement of the parties which by its terms contemplates performance after the Effective Time and which shall survive in accordance with its respective terms. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

            B. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

                  1.    If to Parent, Fimalac-U.S. or Acquisition Sub:

                        Fitch IBCA, Inc.
                        One State Street Plaza
                        New York, New York 10004

                        Telecopier No.:  (212) 480-4439
                        Telephone No.:  (212) 908-0500
                        Attention:  Stephen W. Joynt

                  With a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6014

                        Telecopier No.: (212) 357-3990
                        Telephone No.: (212) 373-3000
                        Attention:  David K. Lakhdhir, Esq.

                  2.    If to the Company:

                        Duff & Phelps Credit Rating Co.
                        55 East Monroe Street
                        Chicago, Illinois 60603

                        Telecopier No.:  (212) 908-7648
                        Telephone No.:  (212) 908-0202
                        Attention:  President

                  With a copy to:

                        Katten Muchin Zavis
                        525 West Monroe Street
                        Suite 1600
                        Chicago, Illinois 60661
                        USA

                        Telecopier No.:  (312) 902-1061
                        Telephone No.:  (312) 902-5200
                        Attention:  Kurt W. Florian, Jr., Esq.

            C. Certain Definitions. For purposes of this Agreement, the term:

                  1. affiliate means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  2. beneficial owner with respect to any shares of Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                  3. business day means any day other than a day on which banks in New York or Paris are required or authorized to be closed;

                  4. control (including the terms controlled by, and under common control with) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  5. knowledge means, with respect to any matter in question, actual knowledge of any executive officer of the entity in question with respect to such matter after making reasonable inquiry of officers and other employees charged with senior administrative or operational responsibility of such matters;

                  6. person means an individual, corporation, partnership, limited liability company, association, joint venture, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  7. subsidiary or subsidiaries of the Company, the Surviving Corporation, Parent or any other person means any person or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            D. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, subject to compliance with Section 1.3(c); provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            E. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            F. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            G. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

            H. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

            I. Assignment; Guarantee of Acquisition Sub Obligations. This Agreement shall not be assigned by operation of law or otherwise, except that Parent, Fimalac-U.S. and Acquisition Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

            J. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 6.4 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

            K. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            L. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to any conflict of laws principles thereof that might indicate the applicability of the law of any other jurisdiction.

            M. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            N. Interpretation. The parties hereto acknowledge that certain matters set forth in the Company Disclosure Schedule and certain matters set forth in the Parent Disclosure Schedule are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement. The parties agree that disclosure of such matters shall not be taken as an admission by the Company or Parent, as the case may be, that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement or to imply that such matters are or are not material and neither party shall use, in any dispute between the parties, the fact of any such disclosure as evidence of what is or is not material for purposes of this Agreement.

            IN WITNESS WHEREOF, Parent, Fimalac-U.S., Frank Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                Fimalac, S.A.


                                                By: /s/ Veronique Morali
                                                ------------------------
                                                Name:  Veronique Morali
                                                Title: Directeur General


                                                Fimalac, Inc.


                                                By: /s/ Veronique Morali
                                                ------------------------
                                                Name:  Veronique Morali
                                                Title: Chairman


                                                FSA Acquisition Corp.


                                                By: /s/ Stephen Joynt
                                                ---------------------
                                                Name:  Stephen W. Joynt
                                                Title: President


                                                Duff & Phelps Credit Rating Co.


                                                By: /s/ Paul J. McCarthy
                                                ------------------------
                                                Name:  Paul J. McCarthy
                                                Title: Chairman and Chief
                                                       Executive Officer

                                                                         ANNEX A
                                                                         -------

                                OFFER CONDITIONS


            The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement and Plan of Merger among Duff & Phelps Credit Rating Co., Fimalac, S.A., Fimalac, Inc. and FSA Acquisition Corp. except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement and Plan of Merger and the term "Commission" shall be deemed to refer to the SEC.

            Notwithstanding any other provision of the Offer, Acquisition Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including, without limitation, Rule 14e-1(c) under the Exchange Act, pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer (whether or not any Shares have theretofore been purchased or paid for pursuant to the Offer) and not accept for payment any Shares, if (i) the Minimum Condition shall not have been satisfied, or (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated; or (iii) Acquisition Sub shall not have been reasonably satisfied that the provisions of Sections 7.85 and 11.75 of the Illinois Law are inapplicable to the Offer and Merger, or (iv) at any time on or after the announcement and prior to the acceptance for payment of Shares pursuant to the Merger Agreement, or payment for, the Shares, any of the following conditions occurs:

                  1. there shall have been any action or proceeding brought or threatened by any Governmental Authority or any other Person (other than any action or proceeding brought or threatened by a Person other than a Governmental Authority that would not reasonably be expected to have a Material Adverse Effect) or any statute, regulation, legislation, judgment, decree or order, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Offer or the Merger by any Governmental Authority that would have the effect of: (i) making illegal, or otherwise directly or indirectly restraining or prohibiting or imposing material penalties or fines or requiring the payment of material damages in connection with the making of, the Offer, the acceptance for payment of, the payment for, or the ownership, directly or indirectly, of, some or all of the Shares by Parent or Acquisition Sub or the consummation of the Offer or the Merger; (ii) prohibiting or materially limiting, the direct or indirect ownership or operation by the Company or by Parent of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or compelling Parent to dispose of or hold separate all or any material portion of the business or assets of the Company or Parent or their respective subsidiaries, taken as a whole, as a result of the transactions contemplated by this Agreement; (iii) imposing or confirming material limitations on the ability of Parent effectively to hold or to exercise full rights of ownership of Shares, including, without limitation, the right to vote any Shares on all matters properly presented to the stockholders of the Company, including, without limitation, the approval and adoption of the Agreement and the transactions contemplated thereby; (iv) requiring divestiture by Parent, Fimalac-U.S. or Acquisition Sub, directly or indirectly, of any Shares; or (v) which would reasonably be likely to result in a Material Adverse Effect;

                  2. the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Merger Agreement or any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified by reference to materiality shall not be true and correct or any of the representations and warranties of the Company set forth in the Merger Agreement that are not so qualified by reference to materiality shall not be true and correct in all material respects, in each case, when made and as of the date of consummation of the Offer (except to the extent such representations and warranties of the Company address matters only as of a particular date, in which case as of such date), except where the failure to perform such covenants or agreements or the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect;

                  3. the Merger Agreement shall have been terminated in accordance with its terms;

                  4. there shall have occurred any Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect, on the Company or the Offer;

                  5. the Board shall have (i) withdrawn or modified in a manner adverse to Parent, Fimalac-U.S. or Acquisition Sub, or publicly taken a position materially inconsistent with, its approval or recommendation of the Offer, the Merger or the transactions contemplated by this Merger Agreement, (ii) approved, endorsed or recommended an Acquisition Proposal, or (iii) publicly disclosed any intention to do any of the foregoing;

                  6. there shall have occurred (i) any general suspension of, or limitation on prices (other than suspensions or limitations triggered by price fluctuations on a trading day) for, trading in securities on any national securities exchange in the United States, France, the United Kingdom or Germany that lasts for more than one trading day, (ii) the declaration of a banking moratorium or any limitation or suspension of payments in respect of the extension of credit by banks or other lending institutions in the United States, France, the United Kingdom, Germany or any other member country of the European Monetary Union where such moratorium or limitation in such other member country has a significant adverse effect on the functionality of the banking markets in the United States, the United Kingdom, Germany or France, (iii) any commencement of war, armed hostilities or other international or national calamity directly involving the United States, France or any member countries of the European Union, having a significant adverse effect on the functionality (which shall not be deemed to include market average) of financial markets in the United States, France, the United Kingdom or Germany,
(iv) any catastrophic decline in (A) the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies and (B) the Nasdaq Stock Market, in each case by an amount in excess of 25% measured from the close of business on the date of the Merger Agreement to any date after March 20, 2000; provided that such decline, as so measured, is sustained for a period of 5 consecutive trading days or exists as of the date of acceptance for payment of the Shares or (v) in the case of any of the foregoing (other than clause (iv)) existing at time of the commencement of the Offer, a material acceleration or worsening thereof; provided, that the foregoing conditions set forth in this clause (f) shall only be a condition if the consequence of the failure of such condition to be satisfied is to cause Parent's and the Acquisition Sub's financing for the Offer to be withdrawn or otherwise unavailable; or

                  7. all consents and approvals necessary to the consummation of the Offer, including without limitation consents from parties to loans, leases and other agreements and consents from any Governmental Authority shall not have been obtained other than consents and approvals the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect on the Offer or on the Company or on Parent;

which, in the absolute discretion of Acquisition Sub in any such case, and regardless of the circumstances (including any action or omission by Acquisition Sub not inconsistent with the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment of Shares.

            The foregoing conditions are for the sole benefit of Acquisition Sub and its affiliates (except for the Minimum Condition, which is also for the benefit of the Company) and may be asserted by Acquisition Sub regardless of the circumstances giving rise to any such condition or may be waived by Acquisition Sub in whole or in part at any time or from time to time in its sole discretion (except for the Minimum Condition, which cannot be waived without the Company's consent). The failure by Acquisition Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time or from time to time.

                                     ANNEX B

                       CHARTER 805. BUSINESS ORGANIZATIONS
                                  CORPORATIONS
                     ACT 5. BUSINESS CORPORATION ACT OF 1983
            ARTICLE 11. MERGER AND CONSOLIDATION--DISSENTERS' RIGHTS

11.65. Right to dissent

            ss. 11.65. Right to dissent. (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

            1. consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

            2. consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

            3. an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                  (i)  alters or abolishes a preferential right of such shares;

                  (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

                  (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

            4. any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

                  (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder,

                  (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

                       CHARTER 805. BUSINESS ORGANIZATIONS
                                  CORPORATIONS
            ARTICLE 11. MERGER AND CONSOLIDATION--DISSENTERS' RIGHTS

11.70. Procedure to dissent

            ss. 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

                  (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

                  (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

                  (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

                  (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

                  (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

                  (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

                  (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

                  (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

            1. Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

            2. Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

            If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure. [FN1]

                  (i)   As used in this Section:

            1. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

            2. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                     ANNEX C

                                                                   March 6, 2000

The Board of Directors
Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, IL 60603

Ladies and Gentlemen:

         You have asked us to advise you as to the fairness from a financial point of view to the holders of Common Stock, no par value ("Company Common Stock") of Duff & Phelps Credit Rating Co. (the "Company") of the consideration of $100 per share of Company Common Stock proposed to be paid by Fimalac, S.A., a French Societe Anonyme ("Parent") pursuant to the terms of the Agreement and Plan of Merger, dated as of March 6, 2000 (the "Agreement"), between Parent, Fimalac, Inc. ("Frank-U.S."), a wholly owned subsidiary of Parent, FSA Acquisition Corp. ("Acquisition Sub"), a wholly owned subsidiary of Frank-U.S., and the Company. The Agreement provides for a tender offer (the "Offer") by Acquisition Sub to acquire all outstanding shares of the Company Common Stock pursuant to which Acquisition Sub will pay $100 for each share of Company Common Stock accepted for payment in the Offer. The Agreement further provides that following completion of the Offer, Acquisition Sub will be merged (the "Merger" and, together with the Offer, the "Acquisition") with and into the Company and each outstanding share of Company Common Stock will be converted in the Merger into the right to receive $100 in cash.

         For purposes of the opinion set forth herein, we have:

         (i) reviewed the Annual Reports to Stockholders and Annual Reports on Form 10- K of the Company for the three years ended December 31, 1998, and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, and certain other public communications from the Company to its stockholders;

         (ii) reviewed certain internal financial analyses and forecasts of the Company prepared by the management of the Company;

         (iii) discussed the past and current operations, financial condition and prospects of the Company with senior management of the Company;

         (iv) reviewed the reported prices and trading activity of the Company Common Stock;

         (v) compared the financial performance and condition of the Company and the reported prices and trading activity of the Company Common Stock with that of certain other comparable publicly traded companies;

         (vi) reviewed publicly available information regarding the financial terms of certain recent business combination transactions in the financial services industry specifically and other industries generally which were comparable, in whole or in part, to the Acquisition;

         (vii) participated in certain discussions among representatives of each of the Parent and the Company;

         (viii)   reviewed the Agreement; and

         (ix)     performed such other analyses as we have deemed appropriate.

         We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial projections, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not made an independent evaluation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such evaluation or appraisal. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

         We were retained by the Company solely to render an opinion as to the fairness from a financial point of view of the consideration to be received by the holders of Company Common Stock from Parent in the Acquisition. We were not engaged to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving the Company. We will receive a fee for our services, a portion of which is payable upon the delivery of this opinion. In the past, we have provided other financial advisory services to the Company and have received fees for rendering these services.

         This letter is provided solely for the information of the Board of Directors of the Company in connection with its consideration of the Acquisition and is not on behalf of and is not intended to confer rights or remedies upon any other entity or persons, and may not be used for any other purposes without our prior written consent. This letter does not constitute a recommendation to any holder of Company Common Stock as to whether or not such holder should tender any shares of Company Common Stock in the Offer or how any such holder should vote on the Merger.

         Based on, and subject to, the foregoing and other matters as we consider relevant, we are of the opinion that on the date hereof, the consideration to be received by the holders of Company Common Stock in connection with the Acquisition is fair from a financial point of view to the holders of Company Common Stock.

                                             Very truly yours,

                                             PETER J. SOLOMON COMPANY LIMITED